FORM 8-K CURRENT REPORT

Pursuant to Section 13(a) of the Securities Exchange Act of 1934

Date of This Report: April 10, 2006

CARTOON ACQUISITION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50411	20-0269287
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

One East Main Street Suite 610 Rochester, New York 14614-1880 (Street Address of Principal Executive Office) Mailing Address: Post Office Box 202 Wyoming, New York 14591-0202

(585) 495-9923

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The Registrant is filing this Form 8-K to report certain current and extraordinary events in accordance with its filing obligation pursuant to Section 13(a) of the Securities Exchange Act of 1934, and to report non-public information required to be disclosed by Regulation FD.

APPLICABLE DISCLOSURES AND DISCLAIMERS.

This is a current report filed with the U. S. Securities and Exchange Commission (the "Commission") by Cartoon Acquisition, Inc., a United States corporation organized under the laws of the State of Delaware (the "Registrant"), and by its wholly-owned subsidiary, Residential Income Properties, Inc., a New York corporation (the "Subsidiary") on Form 8-K (this "Report"). (In some sections of this Report, the Registrant and the Subsidiary, when hereinafter referred to collectively, may be termed the "Registrant".) The Registrant is stating all of the material facts necessary for the Commission and the public to make an informed decision pertinent to the matters subject herein and to the disclosures annexed hereto pursuant to Federal securities disclosure and reporting requirements.

NOTICE OF EVENTS TO BE REPORTED AND TIME FOR FILING OF REPORT.

This Report contains current information on the Registrant as of the date hereof. However, certain information that is applicable to the Registrant's formation and organization of its subsidiary was to be filed on a Form 8-K and was not so filed. Therefore, the Registrant is reporting that information and incorporating it in this Report.

The Registrant considers the information in this Report to be "filed" under the Securities Exchange Act of 1934.

Upon its review of Section 240.13a -11 of the Commission's rules and regulations (17 CFR 240.13a -11), the Registrant has determined that its failure to timely report certain events on Form 8-K of certain of those applicable items described in the aforesaid rule shall not be deemed to be a violation of 15 U. S. C. 78j(b).

NOTICE OF APPLICATION OF GENERAL RULES AND REGULATIONS.

Where permitted or as may be applicable, the Registrant has elected to report the information contained in this filing using the alternate options available to a "small business issuer" under the rules and regulations set forth in Regulation S-B. Furthermore, if and where the use of the term "small business" is used, the Registrant is deemed to be a "small business" under the definition rendered by the Regulatory Flexibility Act. The Registrant is not the issuer of "asset-backed" securities, and is not subject to the rules and regulation promulgated by Regulation AB; furthermore, no part of the Registrant's assets or operations should be deemed to exist under a depositor-servicer relationship , and , the Registrant is not involved in servicing pool assets.

FURTHER UNDERTAKINGS.

The Registrant, for the events that occurred during the period described herein, further agrees (a) to timely file an amendment or amendments that reflect a change or changes in the facts or events that, individually or collectively, represent a fundamental change in the information contained in this Report for each period in question and (b) to include any other information that may be pertinent to the events described in this Report and obtained by the Registrant on a date beyond the date of this Report.

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Moreover, the disclosure of the type of information presented to the Commission and to the public hereunder will require the Registrant to file another current report that must contain the information suggested by the Commission's Release No. 33-8407 and Release No. 34-49566, which information is required to be disclosed by "blank check" or "shell" companies, prior to their engagement in ongoing business acts or activities or prior to their combination with any one or more qualified businesses.

AVAILABLE INFORMATION.

The Registrant is subject to the reporting requirements of section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is obligated to file current, quarterly, annual, or transitional reports, proxy statements, and other information with the Commission, and is obligated to deliver copies of certain reports and filings by mail to its shareholders and to certain other parties, as required by Federal securities laws. Such reports, proxy statements, and other filings may be inspected (at no charge) and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of said materials may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's Web site, the address of which is www.sec.gov.

The Registrant encourages its shareholders to ask questions of and receive answers from it concerning any aspect of the information contained in this Report, and, if necessary, to obtain additional information, to the extent the Registrant possesses such information or to the extent the Registrant can acquire such information without unreasonable effort or unreasonable expense, in order to verify the accuracy of the information contained in this Report to any of its shareholders or to the public-at-large. The Registrant encourages its shareholders to contact it; if electronically, to cartooninvestors@rochester.rr.com, or, if by mail, to its mailing address, which is Post Office Box 202, Wyoming, New York 14591-0202, or to the address of its principal executive office. (The Registrant cannot assure the Commission or the public that its principal executive office address, its mailing address, its telephone number or its e-mail address will remain operative on any date beyond the date of this Report, and each of which is subject to change without notice.)

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Registrant is reporting the following transactions that, ordinarily, would be made in the ordinary course of business. However, as the Registrant is a "blank check" or "shell" company, and, because the definitive agreements listed below represent the acquisition of assets of the Registrant that comprise all of the Registrant's total assets, the Registrant has elected to report these definitive agreements as extraordinary to its previously reported plan of operation.

A.	THE TROSO REAL ESTATE TRANSACTION.

Background. On March 20, 2006, the Registrant, by and through its wholly-owned subsidiary Residential Income Properties, Inc., a New York corporation (the "Subsidiary"), entered into a real estate contract, dated March 20, 2006, with Michael H. Troso (the "Troso Real Estate Contract"); whereby, the Subsidiary purchased that certain real property and improvements commonly located at 103 Sharon Drive in Melbourne, Brevard County, Florida (the "Melbourne Property").

The Transaction. A summary of the principal terms and conditions of the Troso Real Estate Contract are as follows:

	1)	Parties and Date. The parties to that certain Troso Real Estate Contract are the Subsidiary and Michael H. Troso, an individual principally residing in the State of Florida. The date of the Troso Real Estate Contract is March 20, 2006. [A facsimile of the Troso Real Estate Contract is annexed hereto as Exhibit 10.1 hereof.]

	2)	Sale and Description of Property. Under that certain Troso Real Estate Contract, the Subsidiary purchased approximately one-quarter of one acre of land together with the improvements thereon that consist of one recently fully renovated single-family dwelling comprised of three bedrooms, two full baths, a living room, a dining room, a family room, and a two car garage. The real property and improvements are commonly located at 103 Sharon Drive in Melbourne, Brevard County, Florida.

The Subsidiary purchased the Melbourne Property for $200,000, which was paid to Mr. Troso by the issuance of that certain negotiable promissory note of even date with the Troso Real Estate Contract (the "Troso Note") by the Subsidiary. The terms of that certain Troso Note obligates the Subsidiary to pay to the holder thereof (Michael H. Troso) the principal, together with interest calculated at 7.5% per annum on the unpaid balance, interest-only payable over 59 months from the date of the Troso Note, with a balloon payment representing the unpaid principal balance and any unpaid interest to be paid in the 60th(sixtieth) installment by April 1, 2011. [A facsimile of that certain Troso Note is annexed hereto as Exhibit 10.2 hereof.]

3)	Warranty Deed. Upon the satisfactory payment of all amounts due to the seller (Mr. Troso) by the Subsidiary, Mr. Troso agreed to provide the Subsidiary with a Warranty Deed in fulfillment of the Troso Real Estate Contract.

	4)	Possession. The Subsidiary was entitled to take possession of the Melbourne Property and improvements from and after the date of the Troso Real Estate Contract.

	5)	Taxes, Assessments, Utility Liens, and Insurance. Following the date of the Troso Real Estate Contract forward, notwithstanding any offsets that would be available to the Subsidiary and/or the Registrant under the terms of any other agreement delivered in connection herewith, the Subsidiary shall be responsible for the payment of all taxes, assessments, liens for unpaid utilities, and shall be required to maintain continuous insurance for loss or damage due to fire and casualty.

	6)	Condition of Property. The Subsidiary accepted the Melbourne Property in its then present condition as of the date of the Troso Real Estate Contract and agreed to maintain the Melbourne Property to remain in a similar condition throughout the term of the Troso Real Estate Contract.

	7)	Use of Property. The uses of the Melbourne Property by the Subsidiary are for those of residential purposes, including the rental and leasing thereof, and for any other use permitted by the residential zoning permit issued by the City of Melbourne and/or the County of Brevard. Any other use would constitute a breach of the terms of the Troso Real Estate Contract.

	8)	Default by the Subsidiary. If the Subsidiary defaults under the principal terms and provisions set forth in the Troso Real Estate Contract, and such default is not timely remedied in accordance with the terms and provisions thereof, Mr. Troso may, at his option: (a) sue for any delinquent payments to be made to him by the Subsidiary thereunder; (b) forfeit the Troso Real Estate Contract pursuant to Florida Law; (c) accelerate the balance due him by the Subsidiary; (d) sue to foreclose the Troso Real Estate Contract as a mortgage; or (e) release the Subsidiary and the Registrant from any further liability without recourse in exchange for the payment to him of $45,000 by the Subsidiary.

	9)	Governing Law. The Troso Real Estate Contract shall be governed under the laws of the State of Florida, exclusive of conflicts of laws rules.

B.	THE TROSO MANAGEMENT TRANSACTION.

Background. On March 20, 2006, the Subsidiary entered into the Troso Real Estate Contract; whereby, the Subsidiary purchased Melbourne Property. In furtherance of that transaction, in order to more effectively conduct its business following the acquisition of the Melbourne Property, the Subsidiary's Board of Directors determined that it would be more cost-effective to the Subsidiary to designate and appoint Mr. Troso as the Subsidiary's manager to oversee the general management of the Melbourne Property, to show the Melbourne Property to prospective tenants, to collect the rents, and to discharge the Subsidiary's obligations relative to the operation of the Melbourne Property. Mr. Troso, having owned the property prior to its sale to the Subsidiary was exceedingly familiar with the maintenance of the Melbourne Property, the market for rental housing in Melbourne, Florida (and the surrounding areas), and resides in a city proximate to the location of the Melbourne Property; whereas, the Subsidiary's officer would have to travel a considerable distance at a considerable expense to perform routine functions related to the operation of the Melbourne Property, which, in turn, would result in lower income and earnings (if any) to the Subsidiary, and, ultimately, to the Registrant. Consequently, the Subsidiary entered into an agreement with Mr. Troso on March 20, 2006 to manage the Melbourne Property in exchange for a monthly payment to him for his services by the Subsidiary (the "Troso Management Contract"). [A facsimile of the Troso Management Contract is annexed hereto as Exhibit 10.3 hereof.]

The Transaction. The following is a summary of the principal terms and conditions of the Troso Management Contract:

1)	Non-Exclusive Agency. The Subsidiary appointed Mr. Troso to serve as the Subsidiary's non-exclusive agent to manage and to let and/or rent the Melbourne Property.

2)	Term of Agency. Subject to the Subsidiary's and Mr. Troso's respective and mutual obligations and satisfactory performance under the terms and provisions of the Troso Management Contract, the Subsidiary appointed Mr. Troso to serve as the Subsidiary's manager for a term of five (5) years beginning on March 20, 2006. It is the Subsidiary's intent that the Troso Management Contract run concurrently with the term of the Troso Real Estate Contract, thereby compelling Mr. Troso to defend the Subsidiary's interest in the Melbourne Property and to permit Mr. Troso to make certain the Melbourne Property does not fall into a state of disrepair, which would be adverse to Mr. Troso's overall interest in the Subsidiary's purchase of the Melbourne Property. This arrangement was designed to serve as a "safety net", if you will, for Mr. Troso and for the Subsidiary.

3)	Duties of Mr. Troso for the Subsidiary. Subject to the Subsidiary's and Mr. Troso's respective and mutual obligations and satisfactory performance under the terms and provisions of the Troso Management Contract, Mr. Troso agreed to use his best efforts to perform the following obligations in the discharge of his duties to the Subsidiary while managing and maintaining the Melbourne Property:

	(a)	Qualification of Tenants and Negotiations for Tenancy. Mr. Troso shall qualify all prospective tenants and negotiate and enter into rental contracts and/or lease agreements with such prospective tenants, subject to the Subsidiary's final approval of any such prospective tenant and contract.

	(b)	Employees and Independent Contractors. It shall be Mr. Troso's responsibility to employ or contract the individuals that will be required to perform work to maintain the Melbourne Property. All such individuals or entities shall be deemed to be employees or independent contractors of Mr. Troso and shall not, under any circumstances, be deemed to be employees or independent contractors of the Subsidiary. Mr. Troso shall compensate all such employees or independent contractors from the rents collected at the Melbourne Property.

	(c)	Supplies. It shall be Mr. Troso's liability to purchase any supplies that are necessary for the proper operation and maintenance of the Melbourne Property. Mr. Troso shall pay for any such supplies from the rents collected at the Melbourne Property.

	(d)	Repairs and Maintenance. Mr. Troso shall be obligated to perform or contract for the performance of any repairs and maintenance to the Melbourne Property. Mr. Troso shall pay for any such maintenance or repairs from the rents collected at the Melbourne Property.

	(e)	Collection of Rents. Mr. Troso shall act as the Subsidiary's agent, pursuant to his authority under the Troso Management Contract, to collect rents and other amounts due from the Melbourne Property's tenants, if any, and shall therefrom deduct any eligible deductions permitted by the Troso Management Contract and thereafter disburse the remaining balance to the Subsidiary.

	(f)	Preservation of Financial Records. It shall be Mr. Troso's responsibility to the Subsidiary to maintain the records relating to the income and expense of the Melbourne Property and to provide the Subsidiary, on demand, with copies of all such records relating to the Melbourne Property.

	(g)	Indemnification of Mr. Troso. For other than willful misconduct, the Subsidiary agreed to indemnify Mr. Troso and hold Mr. Troso harmless from all liabilities and damages, including costs and expenses in connection with any damage whatsoever to persons or property arising out of the use, management, occupation, operation, maintenance, or control of the Melbourne Property.

4)	Termination of Troso Management Contract. Either the Subsidiary or Mr. Troso may terminate their respective obligations under the Troso Management Contract upon the delivery of 30 (thirty) days' notice to the other party in writing in accordance with the provision of the Troso Management Contract applicable to notices and to termination.

5)	Compensation of Mr. Troso. As full compensation for his services, Mr. Troso shall be entitled to $300 per month from the Subsidiary. This monthly fee shall become payable to Mr. Troso as soon as funds are available from the Melbourne Property's adjusted net revenue.

6)	Governing Law. The Troso Management Contract shall be governed under the laws of the State of Florida, for contracts made and performed in that state.

C.	THE STATHE REAL ESTATE TRANSACTION.

Background. On March 20, 2006, the Registrant, by and through its wholly-owned subsidiary Residential Income Properties, Inc., a New York corporation (the "Subsidiary"), entered into a real estate contract, dated March 20, 2006, with Dean Stathe (the "Stathe Real Estate Contract"); whereby, the Subsidiary purchased that certain real property and improvements commonly located at 54 Thorn Street in Rochester, Monroe County, New York (the "Rochester Property").

The Transaction. A summary of the principal terms and conditions of the Stathe Real Estate Contract is as follows:

1)	Parties and Date. The parties to that certain Stathe Real Estate Contract are the Subsidiary and Dean Stathe, an individual principally residing in the State of New York. The date of the Stathe Real Estate Contract is March 20, 2006. [A facsimile of the Stathe Real Estate Contract is annexed hereto as Exhibit 10.4 hereof.]

2)	Sale and Description of Property. Under the Stathe Real Estate Contract, the Subsidiary purchased approximately one-sixth of one acre of land together with the improvements thereon that consist of one single-family dwelling comprised of three bedrooms, two full baths, a living room, a dining room, and a family room. The real property and improvements are commonly located at 54 Thorn Street, Rochester, Monroe County, New York.

The Subsidiary purchased the Rochester Property for $80,000, which was paid to Mr. Stathe by the issuance of a negotiable promissory note of even date with the Stathe Real Estate Contract (the "Stathe Note") by the Subsidiary. The terms of that certain Stathe Note obligates the Subsidiary to pay to the holder thereof (Dean Stathe) the principal, together with interest calculated at 7.5% per annum on the unpaid balance, interest-only, payable over 59 months from the date of the Stathe Note, with a balloon payment representing the unpaid principal balance and any unpaid interest to be paid in the 60th (sixtieth) installment by April 1, 2011. [A facsimile of the Stathe Note is annexed hereto as Exhibit 10.5 hereof.]

3)	Warranty Deed. Upon the satisfactory payment of all amounts due to the seller (Mr. Stathe) by the Subsidiary, Mr. Stathe agreed to provide the Subsidiary with a Warranty Deed in fulfillment of the Stathe Real Estate Contract.

4)	Possession. The Subsidiary was entitled to take possession of the Rochester Property and improvements from and after the date of the Stathe Real Estate Contract.

5)	Taxes, Assessments, Utility Liens, and Insurance. Following the date of the Stathe Real Estate Contract forward, the Subsidiary shall be responsible for the payment of all taxes, assessments, liens for unpaid utilities, and shall be required to maintain continuous insurance for loss or damage due to fire and casualty.

6)	Condition of Property. The Subsidiary accepted the Rochester Property in its condition as of the date of the Stathe Real Estate Contract and agreed to maintain the Rochester Property to remain in a similar condition throughout the term of the Stathe Real Estate Contract.

7)	Use of Property. The uses of the Rochester Property by the Subsidiary are for those of residential purposes, including the rental and leasing thereof, and for any other use permitted by the residential zoning permit issued by the City of Rochester and/or the County of Monroe. Any other use would constitute a breach of the terms of the Stathe Real Estate Contract.

8)	Default by the Subsidiary. If the Subsidiary defaults under the principal terms and provisions set forth in the Stathe Real Estate Contract, and such default is not timely remedied in accordance with the terms and provisions thereof, Mr. Stathe may, at his option: (a) forfeit the Stathe Real Estate Contract pursuant to New York Law; or (b) release the Subsidiary from any further liability without recourse in exchange for the payment to him of $3,500 by the Subsidiary.

	9)	Governing Law. The Stathe Real Estate Contract shall be governed under the laws of the State of New York, exclusive of conflicts of laws rules.

D.	THE STATHE MANAGEMENT TRANSACTION.

Background. On March 20, 2006, the Subsidiary entered into the Stathe Real Estate Contract; whereby, the Subsidiary purchased the Rochester Property. In furtherance of that transaction, in order to more effectively conduct its business following the acquisition of the Rochester Property, the Subsidiary's Board of Directors determined that it would be more cost-effective to the Subsidiary to designate and appoint Mr. Stathe as the Subsidiary's manager to oversee the general management of the Rochester Property, to show the Rochester Property to prospective tenants, to collect the rents, and to discharge the Subsidiary's obligations relative to the operation of the Rochester Property. Mr. Stathe, having owned the property prior to its sale to the Subsidiary was exceedingly familiar with the maintenance of the Rochester Property, the market for rental housing in Rochester, New York (and the surrounding areas), and Mr. Stathe resides in a suburb of Rochester. Consequently, the Subsidiary entered into an agreement with Mr. Stathe on March 20, 2006 to manage the Rochester Property in exchange for a monthly payment to him for his services by the Subsidiary (the "Stathe Management Contract"). [A facsimile of the Stathe Management Contract is annexed hereto as Exhibit 10.6 hereof.]

The Transaction. The following is a summary of the principal terms and conditions of the Stathe Management Contract:

	1)	Non-Exclusive Agency. The Subsidiary appointed Mr. Stathe to serve as the Subsidiary's non-exclusive agent to manage and to let and/or rent the Rochester Property.

	2)	Term of Agency. Subject to the Subsidiary's and Mr. Stathe's respective and mutual obligations and satisfactory performance under the terms and provisions of the Stathe Management Contract, the Subsidiary appointed Mr. Stathe to serve as the Subsidiary's manager for a term of five (5) years beginning on March 20, 2006. It is the Subsidiary's intent that the Stathe Management Contract run concurrently with the term of the Stathe Real Estate Contract, thereby compelling Mr. Stathe to defend the Subsidiary's interest in the Rochester Property and to permit Mr. Stathe to make certain the Rochester Property does not fall into a state of disrepair, which would be adverse to Mr. Stathe's overall interest in the Subsidiary's purchase of the Rochester Property. This arrangement was designed to serve as a "safety net", if you will, for Mr. Stathe and for the Subsidiary.

	3)	Duties of Mr. Stathe for the Subsidiary. Subject to the Subsidiary's and Mr. Stathe's respective and mutual obligations and satisfactory performance under the terms and provisions of the Stathe Management Contract, Mr. Stathe agreed to use his best efforts to perform the following obligations in the discharge of his duties to the Subsidiary while managing and maintaining the Rochester Property:

	(a)	Qualification of Tenants and Negotiations for Tenancy. Mr. Stathe shall qualify all prospective tenants and negotiate and enter into a rental contracts and/or lease agreements with such prospective tenants, subject to the Subsidiary's final approval of any such prospective tenant and contract.

	(b)	Employees and Independent Contractors. It shall be Mr. Stathe's responsibility to employ or contract the individuals that will be required to perform work to maintain the Rochester Property. All such individuals or entities shall be deemed to be employees or independent contractors of Mr. Stathe and shall not, under any circumstances, be deemed to be employees or independent contractors of the Subsidiary. Mr. Stathe shall compensate all such employees or independent contractors from the rents collected at the Rochester Property.

	(c)	Supplies. It shall be Mr. Stathe's liability to purchase any supplies that are necessary for the proper operation and maintenance of the Rochester Property. Mr. Stathe shall pay for any such supplies from the rents collected at the Rochester Property.

	(d)	Repairs and Maintenance. Mr. Stathe shall be obligated to perform or contract for the performance of any repairs and maintenance to the Rochester Property. Mr. Stathe shall pay for any such maintenance or repairs from the rents collected at the Rochester Property.

	(e)	Collection of Rents. Mr. Stathe shall act as the Subsidiary's agent, pursuant to his authority under the Stathe Management Contract, to collect rents and other amounts due from the Rochester Property's tenants, if any, and shall therefrom deduct any eligible deductions permitted by the Stathe Management Contract and thereafter disburse the remaining balance to the Subsidiary.

	(f)	Preservation of Financial Records. It shall be Mr. Stathe's responsibility to the Subsidiary to maintain the records relating to the income and expense of the Rochester Property and to provide the Subsidiary, on demand, with copies of all such records relating to the Rochester Property.

	(g)	Indemnification of Mr. Stathe. For other than willful misconduct, the Subsidiary agreed to indemnify Mr. Stathe and hold Mr. Stathe harmless from all liabilities and damages, including costs and expenses in connection with any damage whatsoever to persons or property arising out of the use, management, occupation, operation, maintenance, or control of the Rochester Property.

4)	Termination of Stathe Management Contract. Either the Subsidiary or Mr. Stathe may terminate their respective obligations under the Stathe Management Contract upon the delivery of 30 (thirty) days' notice to the other party in writing in accordance with the provision of the Stathe Management Contract applicable to notices and to termination.

5)	Compensation of Mr. Stathe. As full compensation for his services, Mr. Stathe shall be entitled to $400 per month from the Subsidiary. This monthly fee shall become payable to Mr. Stathe as soon as funds are available from the Rochester Property's adjusted net revenue.

6)	Governing Law. The Stathe Management Contract shall be governed under the laws of the State of New York, for contracts made and performed in that state.

SECTION 2 - FINANCIAL INFORMATION.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

A. FORMATION AND ORGANIZATION OF A SUBSIDIARY.

     On August 4, 2005, the Registrant's Board of Directors caused the incorporation of "Rochester Pasta and Sports, Inc." as a New York domestic, for-profit corporation ("Subsidiary"). The Subsidiary is authorized to issue 200 shares of stock, no par value per share, and no shares of preferred stock. [A facsimile of the Subsidiary's Certificate of Incorporation is annexed hereto as Exhibit 21.1 hereof.] As of the date of this Report, the Registrant claims beneficial ownership of all of the authorized but unissued shares in the Subsidiary. In the month prior to the date on which the Registrant formed the Subsidiary, it was then the intent of the Registrant's sole officer to enter the Registrant in negotiations for the acquisition of a restaurant and bar operation in Rochester, New York, although through a subsidiary. Next, to further the Registrant's intent, the Registrant caused the Subsidiary to file a fictitious business name statement with the State of New York, whereby the Subsidiary would trade as "C. D. Fanny's" in Monroe County, New York. [A facsimile of the Subsidiary's Certificate of Assumed Name is annexed hereto as Exhibit 21.3 hereof.]

     The Registrant's sole officer and director serves as the sole officer and director of the Subsidiary, in the positions of President, Chief Executive Officer, Secretary, Chief Administrative Officer, Treasurer, and Chief Financial Officer, and, Mr. Hudson will serve in those positions in accordance with the Subsidiary's Certificate of Incorporation and Bylaws until he is replaced by a qualified successor (to one or more offices), until he is voluntarily or involuntarily terminated by the Registrant's Board of Directors or shareholders, or until he is otherwise removed by operation of law. [A facsimile of the Subsidiary's Bylaws is annexed hereto as Exhibit 21.4 hereof.]

     To continue on the development of the Subsidiary's restaurant and bar business, after having reviewed the prospective restaurant and bar transaction and after performing the level of due-diligence on the target restaurant and bar asset that was determined to be satisfactory by the Registrant's sole officer and director, Mr. Hudson decided against consummating the subject prospective acquisition.

     Following that non-completed prospective acquisition, the Registrant's sole officer considered other qualified acquisition and/or business combination candidates, in pursuance of the Registrant's existing and reported plan of operation; and, after some discussion with his advisors, Mr. Hudson elected to engage the Registrant, through the Subsidiary, in the business of offering real estate to let or to rent to qualified individuals or entities. Thus, following the formal decision by its Board of Directors to pursue this line of business activity, the Registrant caused the Certificate of Incorporation of the Subsidiary to be amended; whereby, on March 22, 2006, the name of the Subsidiary was formally changed to "Residential Income Properties, Inc.". [A facsimile of the Subsidiary's Certificate of Amendment to its Certificate of

Incorporation is annexed hereto as Exhibit 21.2 hereof.]The authorized capital of the Subsidiary remains unchanged, and there were no other amendments to the Subsidiary's Certificate of Incorporation. (The Commission and the public should note: It is the intention of the Registrant's Board of Directors to cause the Subsidiary to cancel, or withdraw, its Certificate of Assumed Name, "C. D. Fanny's", by filing the appropriate documents with the New York Department of State. This action is expected to occur during the second calendar quarter of year 2006.)

     As of the date of this Report, the Registrant owns the assets more fully described hereinbelow and elsewhere in this item second of this Report. In brief, the Registrant's assets are comprised of two single-family dwellings, one of which is New York and the other of which is in Florida, which the Subsidiary is or intends to offer to let to qualified renters.

     There exists a material relationship between Michael H. Troso and the Registrant. In addition to being the person who sold the Registrant's Subsidiary one of its principal operating assets, Mr. Troso is a lender of the Registrant and has been associated the Registrant's sole officer and director from August 28, 2005. In addition to his being a lender of the Registrant, Mr. Troso has extended certain personal loans to Mr. Hudson in the aggregate $9,300.

     In connection with the acquisition by the Registrant's Subsidiary of the Melbourne Property, a continued material relationship could be deemed to exist, as Mr. Troso, being one of the Registrant's lenders, sold the Subsidiary the Melbourne Property and Mr. Troso financed the sale and purchase of the Melbourne Property by the Subsidiary. [A more complete description of the Troso transaction is set forth in Section 2.01. B hereinbelow.] The Registrant's Board of Directors concluded that no ethical violation occurred in the transaction between the Registrant's Subsidiary and Mr. Troso, as the sale and purchase of the Melbourne Property was commercially fair and reasonable to the Registrant's Subsidiary and the Registrant's Subsidiary purchased the Melbourne Property at a price that reflected the average or below market value prices of similar residential properties in the Melbourne, Florida general real estate market.

     The Subsidiary and the Registrant did not rely on any commercial banking or traditional lending sources to finance the purchase of any of the Subsidiary's assets, which are considered by the Registrant to be its principal operating assets through the Subsidiary.

The Registrant is not requesting confidential treatment for any part of this transaction.

B. PURCHASE OF RESIDENTIAL INCOME PROPERTY IN MELBOURNE, FLORIDA.

     On March 20, 2006, the Registrant, by and through the Subsidiary, purchased that certain improved and developed real property that is commonly situate at 103 Sharon Drive in Melbourne, Brevard County, Florida, for $200,000 (the Melbourne Property) under a real estate contract dated March 20, 2006 between the Subsidiary, Residential Income Properties, Inc., a New York corporation (the Subsidiary), and Michael H. Troso (the Troso Real Estate Contract). The actual consideration paid to Mr. Troso for the Melbourne Property was in the form of a negotiable promissory note that was issued by the Registrant's Subsidiary on March 20, 2006 (the Troso Note).

     The Troso Note is payable in 59 monthly installments of interest only, which was calculated at the rate of 7.5% per annum, and the balance of the unpaid interest and unpaid principal is due in the 60th installment, which is due on April 30, 2011.

     There exists a material relationship between one of the persons from whom the Subsidiary acquired one of its assets, Michael H. Troso, and the Registrant. In addition to being the person who sold the Registrant one of its principal operating assets, Mr. Troso is a lender of the Registrant and has been associated the Registrant's sole officer and director from August 28, 2005. Furthermore, in addition to his being a lender of the Registrant, Mr. Troso has extended certain personal loans to Mr. Hudson in the aggregate $9,300.

     In connection with the acquisition by the Registrant's Subsidiary of the Melbourne Property the Registrant's Board of Directors concluded that no ethical violation occurred in the transaction between the Registrant's Subsidiary and Mr. Troso, as the sale and purchase of the Melbourne Property was commercially fair and reasonable to the Registrant's Subsidiary and the Registrant's Subsidiary purchased the Melbourne Property at a price that reflected the average or below market value prices of similar residential properties in the Melbourne, Florida general real estate market.

     The Registrant's sole director, who also serves as the sole director of the Registrant's Subsidiary, did not apply any formula when he reviewed and accepted the sale and purchase price of the Melbourne Property. Rather, Mr. Hudson relied on the "fair market value" principle, which he compared to the overall prices for similar properties that are being offered for sale in the Melbourne, Brevard County, Florida, real estate market.

     The Subsidiary and the Registrant did not rely on any commercial banking or traditional lending sources to finance the purchase of any of the Subsidiary's assets, which are considered by the Registrant to be its principal operating assets through the Subsidiary.

      The Registrant is not requesting confidential treatment for any part of this transaction.

C. PURCHASE OF RESIDENTIAL INCOME PROPERTY IN ROCHESTER, NEW YORK.

     On March 20, 2006, the Registrant, by and through the Subsidiary, purchased that certain improved and developed real property that is commonly situate at 54 Thorn Street in the City of Rochester, Monroe County, New York, for $80,000 (the Rochester Property) under a real estate contract dated March 20, 2006 between the Registrant's Subsidiary, Residential Income Properties, Inc., a New York corporation (the Subsidiary), and Dean Stathe (the Stathe Real Estate Contract). The actual consideration paid to Mr. Stathe for the Rochester Property was in the form of a negotiable promissory note that was issued by the Registrant's Subsidiary on March 20, 2006 (the Stathe Note).

     The Stathe Note is payable in 59 monthly installments of interest only, which was calculated at the rate of 7.5% per annum, and the balance of the unpaid interest and unpaid principal is due in the 60th installment, which is due on April 30, 2011.

     There does not exist any relationship, material or otherwise, between Mr. Stathe, the Registrant, the Registrant's Subsidiary, and any of the Registrant's or the Subsidiary's officers, directors, or independent non-licensed consultants.

     The Registrant's sole director, who also serves as the sole director of the Registrant's Subsidiary, did not apply any formula when he reviewed and accepted the sale and purchase price of the Rochester Property. Rather, Mr. Hudson relied on the "fair market value" principle, which he compared to the overall prices for similar properties that are being offered for sale in the Rochester, Monroe County, New York, real estate market. Moreover, it is Mr. Hudson's opinion the purchase price negotiated and paid by the Registrant's Subsidiary for the Rochester Property was below fair market value.

     The Subsidiary and the Registrant did not rely on any commercial banking or traditional lending sources to finance the purchase of any of the Subsidiary's assets, which are considered by the Registrant to be its principal operating assets through the Subsidiary.

     The Registrant is not requesting confidential treatment for any part of this transaction, or for any subsequent event or transaction that resulted herefrom.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.

Some of the statements made in Item 2.03 of this Report may be deemed to be "forward-looking" statements, as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions. Forward-looking statements are not historical facts; rather, forward-looking statements are based upon the opinions and estimates of the Registrant's management at the time such statements are made. Every forward-looking statement is subject to inherent risks and uncertainties that could cause the actual results to differ materially from the plans, projections, or expectations expressed or implied by such statement at the time the statement was made. The Registrant cautions the public not to place undue influence on these forward-looking statements, which speak only as of the date they were made and may not have been updated in further filings, schedules, or reports required to be filed with the Commission, delivered to the Registrant's shareholders and/or investors, or reported to any other body government.

Certain statements contained in this section of this Report may infer an impression of optimism about the Registrant's beliefs and expectations, expressed through words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "contemplates", "prospective", "attempt", "proposed", and similar expressions or terms identify forward looking statements.

A. THE SUBSIDIARY.

The Registrant's Board of Directors and Audit Committee have determined the formation of the Registrant's Subsidiary, Residential Income Properties, Inc., a New York corporation,

created a direct financial obligation for which the Registrant became obligated beginning on August 4, 2005.

While there is no specific agreement under which the Registrant is directly obligated in regard to the formation and organization of the Subsidiary, and, while the Registrant intends to report the accounting of the Subsidiary on a consolidated basis, as opposed to an off-balance sheet arrangement, the Registrant has determined that because the Subsidiary is wholly-owned by the Registrant, it is likely the Registrant may be liable for (a) the decisive responsibility for the payment of franchise and use taxes assessed against New York corporations by the New York State Tax Commission, (b) the decisive responsibility for the payment of state and federal income taxes in the event the Subsidiary is incapable of paying those taxes (on any income it may derive from its business operations), and (c) the decisive responsibility for the payment of sales and/or use taxes that may be imposed on income from the Subsidiary's residential income properties.

Therefore, the final payment of these taxes, and the payment of other accruals and charges related to the ongoing good standing of a New York corporation, may be considered to be a contingent liability of the Registrant and, thus, will rest with the Registrant.

The Registrant is unable to predict the amount of any future payments, other than the required minimum franchise tax and annual corporation statement fee due the State of New York for the continued good standing of the Subsidiary. Moreover, as the Subsidiary has engaged in an ongoing business enterprise by acquiring residential income properties for the purpose of renting or leasing said properties, the Subsidiary may incur state or federal income taxes or sales tax (depending on the rules and regulations of the municipal taxing authorities where the Subsidiary is engaged in business), for which the Registrant may, ultimately, become liable. The New York Law applicable to shareholders of for-profit corporations, as the Registrant has become, by virtue of its ownership of the Subsidiary), generally states, the shareholders of any corporation shall become liable for any taxes or other state fees that remain unpaid by any such New York corporation. Furthermore, in the event New York Law and Florida Law require the Subsidiary to pay sales or use tax from the proceeds of the income it receives from the rental of its residential income properties - and, the Subsidiary is unable to pay those sales and use taxes - New York Law and Florida Law will pursue the shareholders of the Subsidiary, in this case, the Registrant, to collect any such unpaid sales or use taxes.

It is the intention of the Registrant's sole officer and director to further discuss the potential for the Registrant's liability in the above regard with the Registrant's non-certifying and certifying accountants in due course following the date of this Report. [Note: If the determination by the Registrant's non-certifying and certifying accountants results in any procedure that varies significantly from the Registrant's estimates, as stated hereinabove, the Registrant will reveal the accountants' determinations in the appropriate quarterly, periodic, current, of annual report for the period during which such determinations were rendered; and, most likely, such determinations will be disclosed in that section of the Registrant's accounting identified as "Notes to the Financial Statements".]

B. THE TROSO TRANSACTION.

     On March 20, 2006, the Registrant, by and through the Subsidiary, purchased that certain improved and developed real property that is commonly situate at 103 Sharon Drive in the City of Melbourne, Brevard County, Florida for $200,000 (the Melbourne Property) under a real estate contract dated March 20, 2006 between the Registrant's Subsidiary, Residential Income Properties, Inc., a New York corporation (the Subsidiary), and Michael H. Troso (the Troso Real Estate Contract). [A facsimile of the Troso Real Estate Contract is annexed hereto as Exhibit 10.1 hereof.] As consideration for the Melbourne Property, the Subsidiary issued a negotiable promissory note in principal the sum of $200,000, which is payable on its terms over a 60-month period beginning on May 1, 2006 and ending on April 30, 2011 (the Troso Note). [A facsimile of the Troso Note is annexed hereto as Exhibit 10.2 hereof.] In furtherance of the transaction between Mr. Troso and the Subsidiary (the "Troso Transaction"), the Subsidiary entered into a contract for the management of the Melbourne Property with Mr. Troso, dated March 20, 2006 (the Troso Management Contract). [A facsimile of the Troso Management Contract is annexed hereto as Exhibit 10.3 hereof.]

     For accounting purposes, the Registrant deems the obligation represented by each of the Troso Real Estate Contract, the Troso Note, and the Troso Management Contract to be that of a long-term debt obligation, as that term is defined in 17 CFR 229.303(a)(5)(ii)(A) .

     Under the terms and provisions published in each of the aforementioned contracts that comprise the Troso Transaction, the Registrant, by and through the Subsidiary, became liable for a number of direct financial obligations (although deemed to be contingent liabilities from the Registrant's Board of Directors' perspective), as the result of its beneficial ownership of 100% of the Subsidiary's common voting equity securities. These direct, contingent financial obligations the Subsidiary became liable for effective March 20, 2006 are stated hereinbelow, together with the information on the amount (or estimate of the amount) of the obligation, including the terms of the payment of each obligation, a brief description of the material terms under which each obligation may be accelerated or increased, the nature of the terms of any applicable recourse the Registrant may have against any third parties, and the estimate by the Registrant's sole officer and director of the potential maximum liability for undiscounted future payments the Subsidiary may be liable for with respect to each such direct, contingent financial obligation, as follows:

1)	The Troso Real Estate Contract.

	(a)	Consideration to Troso. As consideration to Mr. Troso for entering into the Troso Real Estate Contract, the Subsidiary issued a promissory to Mr. Troso dated March 20, 2006 (the Troso Note). [The Registrant elects to distinguish the Troso Note's obligations separately in Item 2.03.B(2) hereinbelow, as to not confuse the Commission or the public on its distinct terms and provisions and the subsequent effect on the Registrant or the Subsidiary.] In addition, the section of the Troso Real Estate Contract that pertains to late charges will be discussed hereinbelow.

	(b)	Taxes, Assessments, and Utility Liens. By the terms of the Troso Real Estate Contract, the Subsidiary agreed to pay all taxes and assessments that become a lien against the Melbourne Property following the date of that certain contract.

Notwithstanding the terms of the Troso Real Estate Contract, the definitive liability for the taxes, and for any assessments underlying the municipal and county taxes,

will rest with the Registrant's Subsidiary (as the result of the Florida Statutes and New York Statutes that are applicable to a corporation's succession to the tax liabilities of its wholly-owned subsidiary), although, in the present, the Subsidiary entered into a management contract with Mr. Troso that obligates him to pay for all taxes and utilities associated with his management of the Melbourne Property for the Subsidiary. [Because the Troso Management Contract contains terms relative to Mr. Troso's specific performance in regard to the payment of taxes and utilities on behalf of the Subsidiary, the Registrant will discuss that contract in Item 2.03. B(3) hereinbelow. However, for purposes of this item, the Registrant will state the Subsidiary's implied liability under statute as opposed to the Subsidiary's obligations to Mr. Troso under contract.]

(i)	Amount of Obligation(s). It would be problematic for the Registrant to isolate the amount of any single obligation of the Subsidiary in order to predict the payment of any delinquent real property taxes and any liens that would be recorded against the real property as the result of any unpaid utility bills for the Melbourne Property for two reasons: firstly, under the Troso Real Estate Contract it is the principal responsibility and obligation of Mr. Troso to pay the taxes and the utility bills for the Melbourne Property; secondly, it would be difficult to predict the amount of any such tax or utility liens until the actual taxes and/or utility bills remained unpaid through a date of default (and then, on either or both the taxes or the utilities) following Mr. Troso's failure to pay any such liabilities and, thereafter, through the date the Subsidiary was incapable of remedying any such default(s), following its negotiations with the taxing authorities and/or utility companies in this regard.

(ii)	Events that Accelerate or Increase Obligation. The only events that would accelerate or increase the obligation of the Registrant's Subsidiary in regard to any liens recorded against the Melbourne Property would be Mr. Troso's failure to pay the taxes and/or utility bills (as required by him under the Troso Management Contract, which is discussed hereinbelow) and by the Subsidiary's inability to properly remedy any such default that resulted from Mr. Troso's non-payment of these items. However, it should be noted, should any liens for the Subsidiary's non-payment of taxes and/or utilities be recorded against the Melbourne Property, in addition to the principal amount owed by the Subsidiary to any taxing authority and/or utility company or companies, the Registrant must assume that certain penalties and interest, legal fees, collection fees, and perhaps, court costs, will be included in the total amount due to each creditor to expunge any such recorded lien or liens, and/or to expunge any judgments obtained against the Subsidiary and/or the Registrant in favor of the respective creditor by a court of competent jurisdiction.

(iii)	Recourse. The Registrant's and the Subsidiary's sole recourse in this matter would be against Mr. Troso, as, initially, under contract, he was responsible for the payment of all real property taxes and utility bills incurred by or accruing at the Melbourne Property.

(iv)	Potential Maximum Liability of Obligation. It would be impulsive of the Registrant to attempt to determine the amount of its maximum liability for unpaid taxes and unpaid utilities that may create a lien against the Melbourne Property, because any estimates could vary significantly, based upon a number of factors, including the amounts owed to the respective taxing authorities and utility companies (depending on the duration of the unpaid bills and, in the case of the utilities, based upon the consumption by the Subsidiary during any given billing cycle), and, by the Registrant not being able to know the specific periods of delinquency that would trigger the imposition of liens by either the county or municipal taxing authorities in Melbourne, Brevard County, Florida, and/or by the respective municipal, regional, or statewide-operated utility concerns providing utility service in Melbourne, Florida.

However, the Registrant is capable of providing an estimate, whereby, if the Subsidiary failed to pay its collective utility bills for three months, the estimated maximum liability for these charges would be approximately $600, and, the taxes, at their present rate of assessment, would be $1,800 for one year. (It should be noted the Registrant would only be liable for that portion of taxes and utilities not paid by the tenant of the Melbourne Property. And, as would be the case if no tenant occupied the Melbourne Property, the utilities would not accrue at the present rate of use, as the consumption would be dramatically reduced by the non- occupancy of the Melbourne Property.) Moreover, Mr. Troso is obligated to pay the taxes and utilities pursuant to the Troso Management Contract.

(c)	Insurance. Under the Troso Real Estate Contract, the Subsidiary agreed to maintain continuous insurance for damage or loss due to fire and extended coverage for casualty on the Melbourne Property.

	(i)	Amount of Obligation. Presently, the estimated expense for the minimum required coverage on the Melbourne Property, pursuant to the Troso Real Estate Contract, is $1,200 per year. Under the Troso Management Contract, a facsimile of which is annexed hereto and made a part hereof, Mr. Troso is required to pay the insurance premium from the rents he collect at the Melbourne Property. In the event the property remains vacant, the responsibility for the payment of insurance premium rests with the Subsidiary.

	(ii)	Events that Accelerate or Increase Obligation(s). Notwithstanding any provisions of the Troso Real Estate Contract, the Registrant cannot predict any event that would accelerate the insurance obligation of the Subsidiary.

However, it would be practical for the Registrant to state, if one or more claims for loss or damage under the present policy were to occur during the term of the Troso Real Estate Contract, the Registrant could foresee the insurer raising the annual premium on the Subsidiary's policy, depending on the nature and extent of the amount of the previous claim or claims against such policy. In such case, it would impractical for the Registrant to estimate the increased cost in the annual premium for the insurance policy, as this determination would be out of the control of the Registrant or the Subsidiary.

	(iii)	Recourse. The Registrant and the Subsidiary does not foresee any option to recover any amounts hereunder from any third party in the event of the Subsidiary's liability for this obligation under the Troso Real Estate Contract.

	(iv)	Potential Maximum Liability of Obligation. The Registrant is only capable of predicting future events to the extent of the validity of the Subsidiary's contractual obligations under the Troso Real Estate Contract; to that extent, notwithstanding default provisions under the Troso Real Estate Contract, and, taking into consideration Mr. Troso's responsibility to pay the insurance premiums on the Melbourne Property from collected rents: If the Subsidiary did not collect rents from the Melbourne Property adequate in sum to pay for the insurance, and, if Mr. Troso, for whatever reason, failed to pay the insurance premiums thereon as required pursuant to the Troso Management Contract (further discussed hereinbelow), the Registrant estimates that its maximum liability for the 12-month period following the date of the Troso Real Estate Contract (without adjustments for the default by any party) for the annual insurance on the Melbourne Property would be $1,200.

(d)	Taxes, Insurance, and Utilities; Payment by Troso. In addition to the Subsidiary's obligations for taxes and utility liens stated in Item 2.03.B(1)(b) hereinabove, the Troso Real Estate Contract provides: If the Subsidiary fails to pay any taxes, tax assessments, insurance premiums, or utility charges that constitute liens prior to Mr. Troso's interest under the Troso Real Estate Contract, that Mr. Troso, at his option, may pay such items and may include a five per cent (5%) surcharge thereon plus any costs and attorneys' fees thereon.

	(i)	Amount of Obligation. In addition to any amounts Mr. Troso could pay under this item pursuant to the actual provision contained in the Troso Real Estate Contract, it is the Registrant's estimate the Subsidiary could be liable to Mr.

Troso under this item for $165, plus attorneys' fees, which the Registrant is unable to precisely calculate. [An estimate of reasonable attorneys' fees, the amount of this obligation, and the estimated maximum amount of the aggregate of the respective tax, utility, and insurance obligations are more fully discussed in Item 2.03.B(1)(d)(iv) hereinbelow.]

	(ii)	Events that Accelerate or Increase Obligation(s). It is the Registrant's opinion that there is only one event, which may occur in one or more of three parts, that may accelerate this obligation, and those are the Subsidiary's incapability to pay the taxes, tax assessments, insurance, and utility bills due by its ownership and operation of the Melbourne Property. The only item that may increase the amount of this specific obligation to Mr. Troso would be the actual expense to Mr. Troso's attorneys and any other fess related to the collection of this obligation (i.e., collection agents fees or commissions, court costs, costs for service of process, etc.).

	(iii)	Recourse. The Registrant and the Subsidiary do not foresee any option to recover any amounts hereunder from any third party in the event of the Subsidiary's liability for this obligation under the Troso Real Estate Contract.

	(iv)	Potential Maximum Liability of Obligation. Based on the estimates the Registrant was reasonably able to calculate, notwithstanding other terms applicable to the Subsidiary's default under the Troso Real Estate Contract, the maximum liability of the obligations represented by the provision of the Troso Real Estate Contract discussed in this item is $3,465, plus attorneys' fees, court costs, and collection costs, which the Registrant is accurately incapable of predicting.

(e)	Loss or Condemnation. Under the Troso Real Estate Contract, the Subsidiary bears the risk for destruction or condemnation of the Melbourne Property.

	(i)	Amount of Obligation. It would be impracticable for the Registrant to estimate amount of the Subsidiary's obligation or obligations hereunder, because the Registrant's statements would have to be based on future events that have not occurred. Furthermore, there would be incalculable variations to any sum the Registrant could submit, based on the extent of the destruction or the condemnation of the Melbourne Property.

	(ii)	Events that Accelerate or Increase Obligation(s). The event that would accelerate or increase the obligation or obligations to Mr. Troso under the Troso Real Estate Contract for this specific item would be the actual partial or complete destruction or condemnation of the Melbourne Property and, specifically, by the Subsidiary's inability (aa) to pay Mr. Troso for the Melbourne Property, or, to otherwise perform under the terms of the Troso Real Estate Contract or (bb) to repair or replace any loss due to the partial or complete destruction or condemnation of the Melbourne Property.

	(iii)	Recourse. The Subsidiary would have recourse to third parties in the event of the partial or complete destruction or condemnation of the Melbourne Property.

In the first case, the Subsidiary could initiate legal proceedings to sue the party or parties responsible for any such partial or complete destruction or condemnation of the Melbourne Property. In the second case, the Subsidiary could file a claim a claim with the insurer of the Melbourne Property in an attempt (aa) to cause the repairs to or replacement of the destroyed or condemned property or (bb) to settle with the insurer in order to compensate the Subsidiary with the full, or insured, value of its loss by any such act of destruction or condemnation. In the third case, the Subsidiary could, at its expense, repair or replace the destroyed or condemned property while it and the Subsidiary were pursuing their respective and collective options under paragraphs (aa) and (bb) hereinabove.

	(iv)	Potential Maximum Liability of Obligation. While the Registrant is unable to provide an estimate as to partial destruction or condemnation, in the event of the complete destruction or condemnation of the Melbourne Property, the Subsidiary will owe Mr. Troso the sum of $200,000. In addition, depending on the type and extent of any such destruction or condemnation of the Melbourne Property, the Subsidiary may become liable for costs associated with removal of debris, reclamation of the real property underlying the Melbourne Property, and costs associated with litigation relevant to the Subsidiary's attempt to recover amounts due it from third parties.

(f)	Default by Subsidiary; General Remedies. The Troso Real Estate Contract contains provisions applicable to the Subsidiary's default under that contract. In the event the Subsidiary fails to observe or perform any term, covenant, or condition of the contract, Mr. Troso, the seller of the Melbourne Property, may (i) sue the Subsidiary for any delinquent periodic payment, (ii) sue for the Subsidiary's specific performance of the Subsidiary's obligations under the Troso Real Estate Contract, (iii) forfeit the Troso Real Estate Contract, (iv) acclerate the balance due (which provision shall be discussed hereinbelow), (v) sue to foreclose the contract as a mortgage, or (vi) agree to settle with the Subsidiary, in which case, the Subsidiary will pay Mr. Troso the sum of $45,000, reconvey the Melbourne Property to him, and have no further obligation to him in regard to this transaction.

	(aa)	Amount of Obligation. The amount of this item is subject to a number of different factors, including, the amount the Subsidiary is delinquent to Mr.

Troso, and, more significantly, Mr. Troso's selection of the option available to him to remedy the Subsidiary's default under the Troso Real Estate Contract. However, presuming the Subsidiary was in default under the payment terms of the contract, which would include the terms of the Troso Note (which is more fully described hereinbelow), then, and in such case, the amount the Registrant could owe Mr. Troso prior to the effect of any action to enter into any litigation to recover the Melbourne Property from the Subsidiary, or to foreclose the Subsidiary, which term is generally three months from the date of a buyer's default, the Subsidiary would owe Mr. Troso the sum equal to three months payments under the Troso Note. (The amount of each payment under the terms of the Troso Note would vary depending on the month in which the Subsidiary was deemed to be in default; however, the payments under the Troso Note are the same from month one to month 59 and the 60th payment represents that of any unpaid principal plus unpaid interest.)

	(bb)	Events that Accelerate or Increase Obligation(s). The section identified as 16(d) in the Troso Real Estate Contract provides for the acceleration of the Subsidiary's balance due to Mr. Troso, by stating: If the Registrant does not pay any and all sums Mr. Troso within 30 days from the date the Subsidiary received a notice of default from Mr. Troso, then, and in such case, Mr. Troso may, at his option declare the entire amount of the Subsidiary's obligations to him due and payable. In addition, that certain provision of the Troso Real Estate Contract is subject to a late charge equal to five per cent (5%) of the total unpaid balance of any liability or obligation, and is to include attorneys' fees and other costs of collection.

	(cc)	Recourse. The Registrant and the Subsidiary do not have any recourse against any third party in regard to this obligation.

	(dd)	Potential Maximum Liability of Obligation. It is impracticable for the Registrant to estimate the prospective maximum liability of this obligation due to a number of factors, including the period the Subsidiary's delinquency, the date on which the Subsidiary would receive any notice of default by Mr. Troso (and the amount of the delinquency that accrued to that period), and the offset for prior payments under the Troso Real Estate Contract and the Troso Note that would have to be established when taking into consideration the total amount due Mr. Troso by the Subsidiary. However, the Registrant is capable of stating that if no payments were made to Mr. Troso, and, if the Subsidiary did not elect to settle its obligations with Mr. Troso pursuant to the provision of that contract relating to a non-recourse settlement, the Subsidiary would owe Mr. Troso $200,000 in the aggregate, plus attorneys' fees and collection costs relating to his recovery or attempted recovery of the Subsidiary's obligation. Moreover, if the Subsidiary was capable of settling its obligation to Mr. Troso in the maximum amount, then, the Subsidiary would own the Melbourne Property free and clear of all liens and encumbrances.

Conversely, if the Subsidiary was incapable of paying the entire amount due to Mr. Troso (under the Troso Note), or, if the Subsidiary relied on settling its obligation by virtue of the non-recourse settlement provision of the Troso Real Estate Contract, then the Subsidiary and the Registrant would owe Mr. Troso a minimum of $45,000 and, most likely, would forfeit or otherwise be deprived of their continued, albeit respective, ownership of the Melbourne Property.

(g)	Default by Troso; Subsidiary's Remedies. If Mr. Troso fails to observe or perform and term, covenant, or condition of the Troso Real Estate Contract, the Subsidiary may, after 30 days' written notice to him, commence legal proceedings for damages for Mr. Troso's specific performance.

	(i)	Amount of Obligation. The Registrant is unable to definitively or estimatively state the amount of any obligation the Subsidiary would incur or become liable for in pursuance of any claim the Subsidiary may have against Mr. Troso; moreover, the Registrant's estimates would be subject to incalculable variables.

The Registrant will state the Subsidiary and/or the Registrant would incur attorneys' fees, court costs, and collection costs to pursue any claim against Mr. Troso, in the event it/they did not agree to settle the issue by some other means.

	(ii)	Events that Accelerate or Increase Obligation(s). The only event that would accelerate or increase this obligation by Mr. Troso in favor of the Subsidiary would be that of his default of any term, covenant, or condition of the Troso Real Estate Contract.

	(iii)	Recourse. The Registrant has determined that it would not have any recourse against any third parties in regard to this entry.

	(iv)	Potential Maximum Liability of Obligation. In the event the Registrant was to pursue any claim against Mr. Troso, the maximum potential liability of Mr. Troso in this regard would be that of the sale price of the Melbourne Property, $200,000, plus any pay payments made to him of principal or interest against the Troso Note, and plus attorneys' fees, courts costs, and collection costs.

	(h)	Unauthorized Sale or Conveyance of Melbourne Property by Subsidiary. If the Subsidiary sells, conveys, or permits the Melbourne Property to be sold at auction of Sheriff's sale, Mr. Troso may either raise the interest rate on the unpaid balance of the purchase price under the Troso Real Estate Contract or declare the entire unpaid principal balance of the purchase price due and payable.

		(i)	Amount of Obligation. There is no established amount for the obligation discussed in this section, as it is, as yet, is an event that has not occurred and the Registrant is not able to predict Mr. Troso's motives if and when such event occurred.

		(ii)	Events that Accelerate or Increase Obligation(s). There is no event that would accelerate the transaction; however, the only event that could increase the obligation discussed in this section would be Mr. Troso's actions following any such action by the Subsidiary.

		(iii)	Recourse. The Registrant has determined that it would have no recourse against any third party in this regard.

		(iv)	Potential Maximum Liability of Obligation. The potential maximum liability of the Subsidiary for any event that may occur in regard to this section is $200,000, plus any interest and penalties accrued under the Troso Note.

2)	The Troso Note. As consideration for the Melbourne Property, the Registrant's Subsidiary issued a negotiable promissory note in principal the sum of $200,000, which is payable on its terms over a 60-month period beginning on May 1, 2006 and ending on April 30, 2011 (the Troso Note). [A facsimile of the Troso Note is annexed hereto as Exhibit 10.2 hereof.]

	(a)	Default. In the event the Subsidiary defaults on any payment under the Troso Note, or is held to be in breach of any of its terms and provisions, the following provisions shall apply to said default.

		(i)	Amount of Obligation. The principal amount of the Troso Note is $200,000. The Subsidiary agreed to pay interest calculated at 7.5% per annum in 59 installments and the unpaid principal together with any unpaid interest shall be paid in the 60th installment on or before April 30, 2011, without penalty for prepayment.

		(ii)	Events that Accelerate or Increase Obligation(s). The sole event that would accelerate this obligation is the default by the Subsidiary on its obligations under the Troso Note. The principal event that could increase this obligation is the variation in the cost attributable to the Subsidiary for attorneys' fees, collection costs, and court costs related to any litigation that may be commenced against the Subsidiary in this regard.

	(iii)	Recourse. The Registrant and/or the Subsidiary do not have recourse against any third party to offset the balance, or any portion thereof, due to Mr. Troso under the Troso Note.

	(iv)	Potential Maximum Liability of Obligation. The maximum liability of the Subsidiary under the default provisions of the Troso Note is estimated to be approximately $255,000, plus attorneys' fees, collection costs, and court costs, which Mr. Troso is entitled to under the terms of the Troso Note.

(b)	Attorneys' Fees and Collection Costs. Under the terms of the Troso Note, if the Subsidiary does not pay the installments when due, or, if the Subsidiary breaches any other term or provision of the Troso Note, then, and, in such case, Mr. Troso is entitled to proceed with various forms of action against the Subsidiary. In any such case, Mr. Troso would be entitled to collect reasonable attorneys' fees and collection costs from the Subsidiary.

	(i)	Amount of Obligation. The Registrant is incapable of estimating the amount of this obligation. In the event suit was brought against the Subsidiary and/or the Registrant for performance or to remedy the Subsidiary's default under the Troso Note, there would be no way to estimate the attorneys' fees, collection costs, and court costs associated with this obligation.

	(ii)	Events that Accelerate or Increase Obligation(s). The sole event that would accelerate this obligation is the default by the Subsidiary on its obligations under the Troso Note. The principal event that could increase this obligation is the variation in the cost attributable to the Subsidiary for attorneys' fees, collection costs, and court costs related to any litigation that may be commenced against the Subsidiary in this regard.

	(iii)	Recourse. The Registrant and/or the Subsidiary do not have recourse against any third party to offset the balance, or any portion thereof, due to Mr. Troso under the Troso Note.

	(iv)	Potential Maximum Liability of Obligation. The Registrant is incapable of providing any estimate as to the potential maximum amount of this liability.

3) The Troso Management Contract.

As a part of the overall Troso Transaction, the Subsidiary deemed to be in its best interest the engagement of Michael Troso to serve as the manager for the real property and improvements situate at 103 Sharon Drive, Melbourne, Brevard County, Florida (the Melbourne Property), which it purchased from Mr. Troso on March 20, 2006 under a real estate contract (the Troso Real Estate Contract). That certain management contract, also dated March 20, 2006 (the Troso Management Contract) provides certain terms and conditions under which Mr. Troso and the Subsidiary share mutual and respective obligations with regard to the management and responsibility of the Melbourne Property. [A facsimile of the Troso Management Contract is annexed hereto as Exhibit 10.3 hereof.]

To that extent, the following information represents the principal terms and conditions enumerated in the Troso Management Contract, with the emphasis on the amount or cost of each obligation to the Subsidiary, information as to any event that would accelerate or increase the Subsidiary's liability under the obligation, the potential recourse the Subsidiary and/or the Registrant have against any third party, and, lastly, the Registrant's estimate of the potential maximum liability of the Subsidiary and/or the Registrant for each such liability, as follows:

(a)	Supplies, Repairs, and Maintenance; Employees. Under the terms of the Troso Management Contract, it is Mr. Troso's responsibility to engage any persons or entities that are required to perform any type of work at the Melbourne Property

(i.e., maintenance, landscaping, construction, etc.) and to purchase any supplies for the general maintenance of the Melbourne Property. Mr. Troso is also required to be responsible for the payment of any federal or state employment-related taxes and is required to maintain adequate and accurate employment and financial records in this regard. The payment for the employees and/or independent contractors who are required to remain in Mr. Troso's employ to perform work at the Melbourne Property shall be paid out of the rents collected at the Melbourne Troso by Mr. Troso.

	(i)	Amount of Obligation. As the Melbourne Property was recently rehabilitated and remodeled following damage from two hurricanes last year, the Registrant estimates the amount of this obligation will be $125 per month. Although it will vary in range, the Registrant expects that Mr. Troso will hire a landscaper to mow the lawns, trim the trees, and so forth, at a cost of $25 per week, and, if required, Mr. Troso will call on the hourly services of a maintenance man, the estimated expense to the Subsidiary for which will be $12.50 per hour.

Furthermore, the Registrant does not expect that Mr. Troso will have to purchase any supplies, as the tenants of the Melbourne Property are required to replace light bulbs, maintain the interior of the premises, and so forth, as terms agreed to in their rental contract or lease agreement.

	(ii)	Events that Accelerate or Increase Obligation(s). The only event the Registrant can foresee that would increase or accelerate this obligation is by the partial or total destruction of the dwelling on the real property caused by an Act of Nature, in which case Mr. Troso will be required to employ additional persons or entities to perform repairs to the Melbourne Property.

	(iii)	Recourse. The Registrant does not expect to recover any portion of the obligation hereunder from any third party, unless the Melbourne Property was partially destroyed, in which case it is the Registrant's opinion the Subsidiary may be eligible to recoup some the replacement costs from the Subsidiary's insurer.

	(iv)	Potential Maximum Liability of Obligation. Notwithstanding any unforeseeable event by any Act of Nature, the Registrant does not expect the maximum liability for this obligation to exceed $125 per month, if at all that.

(b)	Collection of Rents. Under the terms of the Troso Management Contract, Mr. Troso is obligated to collect the rents from the Melbourne Property for the Subsidiary.

	(i)	Amount of Obligation. The rent at the Melbourne Property is presently fixed at $1,000 per month.

	(ii)	Events that Accelerate or Increase Obligation(s). The only factor that would increase the rent collected at the Melbourne Property would be that of an increase in a month-to-month fee (under a rental contract) between any tenant and the Subsidiary, or an amendment to an existing lease agreement that would increase the monthly rent to become payable to the Subsidiary under any such lease. (The likelihood of this event occurring is marginal.)

	(iii)	Recourse. The Registrant deems that it and/or the Subsidiary have no recourse against any third parties in the event the Subsidiary was unable to collect the rent from the Melbourne Property through Mr. Troso; except, in the event Mr.

Troso did not turn-over the rents when collected, in which case, the Subsidiary would have to commence legal proceedings against Mr. Troso for the collection of such rents.

	(iv)	Potential Maximum Liability of Obligation. The Registrant does not have sufficient information to respond to this item.

(c)	Maintenance of Financial and Property Records. Under the terms of the Troso Management Contract, Mr. Troso is required to properly account for all sums collected as rents from the Melbourne Property, and, moreover, is required to maintain complete and accurate financial records for the Melbourne Property's financial transactions.

Amount of Obligation. There are no events in this category that (i) represent the amount of this obligation, (ii) accelerate or increase the obligation (or the result to the Subsidiary or to the Registrant), (iii) provide for recourse against any third parties, or (iv) would permit the Registrant or Subsidiary to state the Registrant's and/or the Subsidiary's potential maximum liability of the obligation discussed hereinabove.

(d)	Compensation of Manager. Under the Troso Management Contract, the Subsidiary is obligated to pay Mr. Troso for his services under the Troso Management Contract.

	(i)	Amount of Obligation. The amount the Subsidiary is to pay Mr. Troso for his management services is $300 per month, which is to be paid to him from the proceeds of the rents he collects from the Melbourne Property.

	(ii)	Events that Accelerate or Increase Obligation(s). There are no events that would accelerate the Subsidiary's obligation, and the Registrant does not foresee any event that would increase the obligation to become payable to Mr.

Troso on a monthly basis, in accordance with the terms of the Troso Management Contract.

	(iii)	Recourse. The Registrant has determined that the Subsidiary would have no recourse against any third parties to offset any part of the Subsidiary's obligation hereunder.

	(iv)	Potential Maximum Liability of Obligation. The Registrant estimates the Subsidiary's maximum liability under this obligation for the term of the Troso Management Contract to be $18,000, notwithstanding any early termination of the Troso Management Contract by notice of the parties or by operation of law.

(e)	Termination of Management Contract. Under the terms of the Troso Management Contract, the contract may be terminated at any time by the Subsidiary upon giving Mr. Troso 30 days' written notice - in the event of the sale of the property - or, without notice by either party (provided such transaction is disclosed in writing from one party to the other); provided, however, Mr. Troso fails to perform his duties in the manner provided in the Troso Management Contract. In addition, the Troso Management Contract may be terminated upon 30 days' written notice for any purpose the Subsidiary deems necessary.

	(i)	Amount of Obligation. The Registrant estimates the maximum amount of any obligation owed to Mr. Troso hereunder, if either party terminated the Troso Management Contract (as provided for in that contract), would be one month's payment, equal to $300.

	(ii)	Events that Accelerate or Increase Obligation(s). The Registrant has determined that there would be no event that would accelerate this obligation.

However, if either party disputed the termination of the Troso Management Contract, the Subsidiary could owe Mr. Troso each month's payment, times that number of months the matter is in dispute.

	(iii)	Recourse. The Registrant has determined the only recourse available to the Subsidiary would be by obtaining a judgment in favor of the Subsidiary, based upon results of any litigation initiated by the Subsidiary and/or the Registrant against Mr. Troso.

	(iv)	Potential Maximum Liability of Obligation. The Registrant has determined the Subsidiary's maximum liability under this specific obligation would be the amount of Mr. Troso's monthly payments under the Troso Management Contract, times that number of months it takes to effect a reasonable and satisfactory settlement in this regard between the Subsidiary and Mr. Troso.

C. THE STATHE TRANSACTION.

     On March 20, 2006, the Registrant, by and through the Subsidiary, purchased that certain improved and developed real property that is commonly situate at 54 Thorn Street in the City of Rochester, Monroe County, New York for $80,000 (the Rochester Property) under a real estate contract dated March 20, 2006 between the Registrant's Subsidiary, Residential Income Properties, Inc., a New York corporation (the Subsidiary), and Dean Stathe (the Stathe Real Estate Contract). [A facsimile of the Stathe Real Estate Contract is annexed hereto as Exhibit 10.4 hereof.] As consideration for the Rochester Property, the Subsidiary issued a negotiable promissory note in principal the sum of $80,000, which is payable on its terms over a 60-month period beginning on May 1, 2006 and ending on April 30, 2011 (the Stathe Note). [A facsimile of the Stathe Note is annexed hereto as Exhibit 10.5 hereof.] In furtherance of the transaction between Mr. Stathe and the Subsidiary (the "Stathe Transaction"), the Subsidiary entered into a contract for the management of the Rochester Property with Mr. Stathe, dated March 20, 2006 (the Stathe Management Contract). [A facsimile of the Stathe Management Contract is annexed hereto as Exhibit 10.6 hereof.]

     For accounting purposes, the Registrant deems the obligation represented by each of the Stathe Real Estate Contract, the Stathe Note, and the Stathe Management Contract to be that of a long-term debt obligation, as that term is defined in 17 CFR 229.303(a)(5)(ii)(A) .

     Under the terms and provisions published in each of the aforementioned contracts that comprise the Stathe Transaction, the Registrant, by and through the Subsidiary, became liable for a number of direct financial obligations (although deemed to be contingent liabilities from the Registrant's Board of Directors' perspective), as the result of its beneficial ownership of 100% of the Subsidiary's common voting equity securities. These direct, contingent financial obligations the Subsidiary became liable for effective March 20, 2006 are stated hereinbelow, together with the information on the amount (or estimate of the amount) of the obligation, including the terms of the payment of each obligation, a brief description of the material terms under which each obligation may be accelerated or increased, the nature of the terms of any applicable recourse the Registrant may have against any third parties, and the estimate by the Registrant's sole officer and director of the potential maximum liability for undiscounted future payments the Subsidiary may be liable for with respect to each such direct, contingent financial obligation, as follows:

1)	The Stathe Real Estate Contract.

	(a)	Consideration to Stathe. As consideration to Mr. Stathe for entering into the Stathe Real Estate Contract, the Subsidiary issued a promissory to Mr. Stathe dated March 20, 2006 (the Stathe Note). [The Registrant elects to distinguish the Stathe Note's obligations separately in Item 2.03.C(2) hereinbelow, as to not confuse the Commission or the public on its distinct terms and provisions and the subsequent effect on the Registrant or the Subsidiary.] In addition, the section of the Stathe Real Estate Contract that pertains to late charges will be discussed hereinbelow.

	(b)	Taxes, Assessments, and Utility Liens. By the terms of the Stathe Real Estate Contract, the Subsidiary agreed to pay all taxes and assessments that become a lien against the Rochester Property following the date of that certain contract.

Notwithstanding the terms of the Stathe Real Estate Contract, the definitive liability for the taxes, and for any assessments underlying the municipal and county taxes, will rest with the Registrant's Subsidiary (as the result of the New York Statutes and New York Statutes that are applicable to a corporation's succession to the tax liabilities of its wholly-owned subsidiary), although, in the present, the Subsidiary entered into a management contract with Mr. Stathe that obligates him to pay for all taxes and utilities associated with his management of the Rochester Property for the Subsidiary. [Because the Stathe Management Contract contains terms relative to Mr. Stathe's specific performance in regard to the payment of taxes and utilities on behalf of the Subsidiary, the Registrant will discuss that contract in Item 2.03. C(3) hereinbelow. However, for purposes of this item, the Registrant will state the Subsidiary's implied liability under statute as opposed to the Subsidiary's obligations to Mr. Stathe under contract.]

(i)	Amount of Obligation(s). It would be problematic for the Registrant to isolate the amount of any single obligation of the Subsidiary in order to predict the payment of any delinquent real property taxes and any liens that would be recorded against the real property as the result of any unpaid utility bills for the Rochester Property for two reasons: firstly, under the Stathe Real Estate Contract it is the principal responsibility and obligation of Mr. Stathe to pay the taxes and the utility bills for the Rochester Property; secondly, it would be difficult to predict the amount of any such tax or utility liens until the actual taxes and/or utility bills remained unpaid through a date of default (and then, on either or both the taxes or the utilities) following Mr. Stathe's failure to pay any such liabilities and, thereafter, through the date the Subsidiary was incapable of remedying any such default(s), following its negotiations with the taxing authorities and/or utility companies in this regard.

(ii)	Events that Accelerate or Increase Obligation. The only events that would accelerate or increase the obligation of the Registrant's Subsidiary in regard to any liens recorded against the Rochester Property would be Mr. Stathe's failure to pay the taxes and/or utility bills (as required by him under the Stathe Management Contract, which is discussed hereinbelow) and by the Subsidiary's inability to properly remedy any such default that resulted from Mr. Stathe's non-payment of these items. However, it should be noted, should any liens for the Subsidiary's non-payment of taxes and/or utilities be recorded against the Rochester Property, in addition to the principal amount owed by the Subsidiary to any taxing authority and/or utility company or companies, the Registrant must assume that certain penalties and interest, legal fees, collection fees, and perhaps, court costs, will be included in the total amount due to each creditor to expunge any such recorded lien or liens, and/or to expunge any judgments obtained against the Subsidiary and/or the Registrant in favor of the respective creditor by a court of competent jurisdiction.

(iii)	Recourse. The Registrant's and the Subsidiary's sole recourse in this matter would be against Mr. Stathe, as, initially, under contract, he was responsible for the payment of all real property taxes and utility bills incurred by or accruing at the Rochester Property.

	(iv)	Potential Maximum Liability of Obligation. It would be impulsive of the Registrant to attempt to determine the amount of its maximum liability for unpaid taxes and unpaid utilities that may create a lien against the Rochester Property, because any estimates could vary significantly, based upon a number of factors, including the amounts owed to the respective taxing authorities and utility companies (depending on the duration of the unpaid bills and, in the case of the utilities, based upon the consumption by the Subsidiary during any given billing cycle), and, by the Registrant not being able to know the specific periods of delinquency that would trigger the imposition of liens by either the county or municipal taxing authorities in Rochester, Monroe County, New York, and/or by the respective municipal, regional, or statewide-operated utility concerns providing utility service in Rochester, New York. However, the Registrant is capable of providing an estimate, whereby, if the Subsidiary failed to pay its collective utility bills for three months, the estimated maximum liability for these charges would be approximately $2,400, and, the taxes, at their present rate of assessment, would be $1,500 for one year. (It should be noted the Registrant would only be liable for that portion of taxes and utilities not paid by the tenant of the Rochester Property. And, as would be the case if no tenant occupied the Rochester Property, the utilities would not accrue at the present rate of use, as the consumption would be dramatically reduced by the non-occupancy of the Rochester Property.) Moreover, Mr. Stathe is obligated to pay the taxes and utilities pursuant to the Stathe Management Contract.

(c)	Insurance. Under the Stathe Real Estate Contract, the Subsidiary agreed to maintain continuous insurance for damage or loss due to fire and extended coverage for casualty on the Rochester Property.

	(i)	Amount of Obligation. Presently, the estimated expense for the minimum required coverage on the Rochester Property, pursuant to the Stathe Real Estate Contract, is $1,500 per year. Under the Stathe Management Contract, a facsimile of which is annexed hereto and made a part hereof, Mr. Stathe is required to pay the insurance premium from the rents he collect at the Rochester Property. In the event the property remains vacant, the responsibility for the payment of insurance premium rests with the Subsidiary.

	(ii)	Events that Accelerate or Increase Obligation(s). Notwithstanding any provisions of the Stathe Real Estate Contract, the Registrant cannot predict any event that would accelerate the insurance obligation of the Subsidiary.

However, it would be practical for the Registrant to state, if one or more claims for loss or damage under the present policy were to occur during the term of the Stathe Real Estate Contract, the Registrant could foresee the insurer raising the annual premium on the Subsidiary's policy, depending on the nature and extent of the amount of the previous claim or claims against such policy. In such case, it would impractical for the Registrant to estimate the increased cost in the annual premium for the insurance policy, as this determination would be out of the control of the Registrant or the Subsidiary.

	(iii)	Recourse. The Registrant and the Subsidiary do not foresee any option to recover any amounts hereunder from any third party in the event of the Subsidiary's liability for this obligation under the Stathe Real Estate Contract.

	(iv)	Potential Maximum Liability of Obligation. The Registrant is only capable of predicting future events to the extent of the validity of the Subsidiary's contractual obligations under the Stathe Real Estate Contract; to that extent, notwithstanding default provisions under the Stathe Real Estate Contract, and, taking into consideration Mr. Stathe's responsibility to pay the insurance premiums on the Rochester Property from collected rents: If the Subsidiary did not collect rents from the Rochester Property adequate in sum to pay for the insurance, and, if Mr. Stathe, for whatever reason, failed to pay the insurance premiums thereon as required pursuant to the Stathe Management Contract (further discussed hereinbelow), the Registrant estimates that its maximum liability for the 12-month period following the date of the Stathe Real Estate Contract (without adjustments for the default by any party) for the annual insurance on the Rochester Property would be $1,500.

(d)	Taxes, Insurance, and Utilities; Payment by Stathe. In addition to the Subsidiary's obligations for taxes and utility liens stated in Item 2.03.C(1)(b) hereinabove, the Stathe Real Estate Contract provides: If the Subsidiary fails to pay any taxes, tax assessments, insurance premiums, or utility charges that constitute liens prior to Mr. Stathe's interest under the Stathe Real Estate Contract, that Mr. Stathe, at his option, may pay such items and may include a five per cent (5%) surcharge thereon plus any costs and attorneys' fees thereon.

	(i)	Amount of Obligation. In addition to any amounts Mr. Stathe could pay under this item pursuant to the actual provision contained in the Stathe Real Estate Contract, it is the Registrant's estimate the Subsidiary could be liable to Mr.

Stathe under this item for $195, plus attorneys' fees, which the Registrant is unable to precisely calculate. [An estimate of reasonable attorneys' fees, the amount of this obligation, and the estimated maximum amount of the aggregate of the respective tax, utility, and insurance obligations are more fully discussed in Item 2.03.C(1)(d)(iv) hereinbelow.]

	(ii)	Events that Accelerate or Increase Obligation(s). It is the Registrant's opinion that there is only one event, which may occur in one or more of three parts, that may accelerate this obligation, and those are the Subsidiary's incapability to pay the taxes, tax assessments, insurance, and utility bills due by its ownership and operation of the Rochester Property. The only item that may increase the amount of this specific obligation to Mr. Stathe would be the actual expense to Mr. Stathe's attorneys and any other fess related to the collection of this obligation (i.e., collection agents fees or commissions, court costs, costs for service of process, etc.).

	(iii)	Recourse. The Registrant and the Subsidiary do not foresee any option to recover any amounts hereunder from any third party in the event of the Subsidiary's liability for this obligation under the Stathe Real Estate Contract.

	(iv)	Potential Maximum Liability of Obligation. Based on the estimates the Registrant was reasonably able to calculate, notwithstanding other terms applicable to the Subsidiary's default under the Stathe Real Estate Contract, the maximum liability of the obligations represented by the provision of the Stathe Real Estate Contract discussed in this item is $4,095, plus attorneys' fees, court costs, and collection costs, which the Registrant is accurately incapable of predicting.

(e)	Loss or Condemnation. Under the Stathe Real Estate Contract, the Subsidiary bears the risk for destruction or condemnation of the Rochester Property.

	(i)	Amount of Obligation. It would be impracticable for the Registrant to estimate amount of the Subsidiary's obligation or obligations hereunder, because the Registrant's statements would have to be based on future events that have not occurred. Furthermore, there would be incalculable variations to any sum the Registrant could submit, based on the extent of the destruction or the condemnation of the Rochester Property.

	(ii)	Events that Accelerate or Increase Obligation(s). The event that would accelerate or increase the obligation or obligations to Mr. Stathe under the Stathe Real Estate Contract for this specific item would be the actual partial or complete destruction or condemnation of the Rochester Property and, specifically, by the Subsidiary's inability (aa) to pay Mr. Stathe for the Rochester Property, or, to otherwise perform under the terms of the Stathe Real Estate Contract or (bb) to repair or replace any loss due to the partial or complete destruction or condemnation of the Rochester Property.

	(iii)	Recourse. The Subsidiary would have recourse to third parties in the event of the partial or complete destruction or condemnation of the Rochester Property.

In the first case, the Subsidiary could initiate legal proceedings to sue the party or parties responsible for any such partial or complete destruction or condemnation of the Rochester Property. In the second case, the Subsidiary could file a claim a claim with the insurer of the Rochester Property in an attempt (aa) to cause the repairs to or replacement of the destroyed or condemned property or (bb) to settle with the insurer in order to compensate the Subsidiary with the full, or insured, value of its loss by any such act of destruction or condemnation. In the third case, the Subsidiary could, at its expense, repair or replace the destroyed or condemned property while it and the Subsidiary were pursuing their respective and collective options under paragraphs (aa) and (bb) hereinabove.

	(iv)	Potential Maximum Liability of Obligation. While the Registrant is unable to provide an estimate as to partial destruction or condemnation, in the event of the complete destruction or condemnation of the Rochester Property, the Subsidiary will owe Mr. Stathe the sum of $80,000. In addition, depending on the type and extent of any such destruction or condemnation of the Rochester Property, the Subsidiary may become liable for costs associated with removal of debris, reclamation of the real property underlying the Rochester Property, and costs associated with litigation relevant to the Subsidiary's attempt to recover amounts due it from third parties.

(f)	Default by Subsidiary; General Remedies. The Stathe Real Estate Contract contains provisions applicable to the Subsidiary's default under that contract. In the event the Subsidiary fails to observe or perform any term, covenant, or condition of the contract, Mr. Stathe, the seller of the Rochester Property, may (i) forfeit the Stathe Real Estate Contract pursuant to New York statute, or (ii) agree to settle with the Subsidiary, in which case, the Subsidiary will pay Mr. Stathe the sum of $3,500, reconvey the Rochester Property to him, and have no further obligation to him in this regard.

	(aa)	Amount of Obligation. The amount of this item is subject to a number of different factors, including, the amount the Subsidiary is delinquent to Mr.

Stathe, and, more significantly, Mr. Stathe's selection of the option available to him to remedy the Subsidiary's default under the Stathe Real Estate Contract. However, presuming the Subsidiary was in default under the payment terms of the contract, which would include the terms of the Stathe Note (which is more fully described hereinbelow), then, and in such case, the amount the Registrant could owe Mr. Stathe prior to the effect of any action to enter into any litigation to recover the Rochester Property from the Subsidiary, which term is generally three months from the date of a buyer's default, the Subsidiary would owe Mr. Stathe the sum equal to three months payments under the Stathe Note. (The amount of each payment under the terms of the Stathe Note would vary depending on the month in which the Subsidiary was deemed to be in default; however, the payments under the Stathe Note are the same from month one to month 59 and the 60th payment represents that of any unpaid principal plus unpaid interest.)

	(bb)	Events that Accelerate or Increase Obligation(s). There is no section in the Stathe Real Estate Contract pertaining to this issue that provides for the acceleration of the Subsidiary's balance due to Mr. Stathe.

	(cc)	Recourse. The Registrant and the Subsidiary do not have any recourse against any third party in regard to this obligation.

	(dd)	Potential Maximum Liability of Obligation. It is impracticable for the Registrant to estimate the prospective maximum liability of this obligation due to a number of factors, including the period the Subsidiary's delinquency, the date on which the Subsidiary would receive any notice of default by Mr.

Stathe (and the amount of the delinquency that accrued to that period), and the offset for prior payments under the Stathe Real Estate Contract and the Stathe Note that would have to be established when taking into consideration the total amount due Mr. Stathe by the Subsidiary. However, the Registrant is capable of stating that if no payments were made to Mr. Stathe, and, if the Subsidiary did not elect to settle its obligations with Mr. Stathe pursuant to the provision of that contract relating to a non-recourse settlement, the

Subsidiary would owe Mr. Stathe $80,000 in the aggregate, plus attorneys' fees and collection costs relating to his recovery or attempted recovery of the Subsidiary's obligation. Moreover, if the Subsidiary was capable of settling its obligation to Mr. Stathe in the maximum amount, then, the Subsidiary would own the Rochester Property free and clear of all liens and encumbrances. Conversely, if the Registrant or the Subsidiary were incapable of paying the entire amount due to Mr. Stathe (under the Stathe Note), or, if the Subsidiary relied on settling its obligation by virtue of the non-recourse settlement provision of the Stathe Real Estate Contract, then the Subsidiary and the Registrant would owe Mr. Stathe a minimum of $3,500 and, most likely, would forfeit or otherwise be deprived of their continued, albeit respective, ownership of the Rochester Property.

(g)	Default by Stathe; Subsidiary's Remedies. If Mr. Stathe fails to observe or perform and term, covenant, or condition of the Stathe Real Estate Contract, the Subsidiary may, after 30 days' written notice to him, commence legal proceedings for damages for Mr. Stathe's specific performance.

	(i)	Amount of Obligation. The Registrant is unable to definitively or estimatively state the amount of any obligation the Subsidiary would incur or become liable for in pursuance of any claim the Subsidiary may have against Mr. Stathe; moreover, the Registrant's estimates would be subject to incalculable variables.

The Registrant will state the Subsidiary and/or the Registrant would incur attorneys' fees, court costs, and collection costs to pursue any claim against Mr. Stathe, in the event it/they did not agree to settle the issue by some other means.

	(ii)	Events that Accelerate or Increase Obligation(s). The only event that would accelerate or increase this obligation by Mr. Stathe in favor of the Subsidiary would be that of his default of any term, covenant, or condition of the Stathe Real Estate Contract.

	(iii)	Recourse. The Registrant has determined that it would not have any recourse against any third parties in regard to this entry.

	(iv)	Potential Maximum Liability of Obligation. In the event the Registrant was to pursue any claim against Mr. Stathe, the maximum potential liability of Mr.

Stathe in this regard would be that of the sale price of the Rochester Property, $80,000, plus the amount of any payments to him made under the Stathe Note by the Subsidiary, and plus any attorneys' fees, court costs, and collection costs.

(h)	Unauthorized Sale or Conveyance of Rochester Property by Subsidiary. If the Subsidiary sells, conveys, or permits the Rochester Property to be sold at auction of Sheriff's sale, Mr. Stathe may either raise the interest rate on the unpaid balance of the purchase price under the Stathe Real Estate Contract or declare the entire unpaid principal balance of the purchase price due and payable.

(i) Amount of Obligation. There is no established amount for the obligation discussed in this section, as it is, as yet, is an event that has not occurred and the Registrant is not able to predict Mr. Stathe's motives if and when such event occurred.

		(ii)	Events that Accelerate or Increase Obligation(s). There is no event that would accelerate the transaction; however, the only event that could increase the obligation discussed in this section would be Mr. Stathe's actions following any such action by the Subsidiary.

		(iii)	Recourse. The Registrant has determined that it would have no recourse against any third party in this regard.

		(iv)	Potential Maximum Liability of Obligation. The potential maximum liability of the Subsidiary for any event that may occur in regard to this section is $80,000, plus any interest and penalties accrued under the Stathe Note.

2)	The Stathe Note. As consideration for the Rochester Property, the Registrant's Subsidiary issued a negotiable promissory note in principal the sum of $80,000, which is payable on its terms over a 60-month period beginning on May 1, 2006 and ending on April 30, 2011 (the Stathe Note). [A facsimile of the Stathe Note is annexed hereto as Exhibit 10.5 hereof.]

	(a)	Default. In the event the Subsidiary defaults on any payment under the Stathe Note, or is held to be in breach of any of its terms and provisions, the following provisions shall apply to said default.

		(i)	Amount of Obligation. The principal amount of the Stathe Note is $80,000. The Subsidiary agreed to pay interest calculated at 7.5% per annum in 59 installments and the unpaid principal together with any unpaid interest shall be paid in the 60th installment on or before April 30, 2011, without penalty for prepayment.

		(ii)	Events that Accelerate or Increase Obligation(s). The sole event that would accelerate this obligation is the default by the Subsidiary on its obligations under the Stathe Note. The principal event that could increase this obligation is the variation in the cost attributable to the Subsidiary for attorneys' fees, collection costs, and court costs related to any litigation that may be commenced against the Subsidiary in this regard.

		(iii)	Recourse. The Registrant and/or the Subsidiary do not have recourse against any third party to offset the balance, or any portion thereof, due to Mr. Stathe under the Stathe Note.

		(iv)	Potential Maximum Liability of Obligation. The maximum liability of the Subsidiary under the default provisions of the Stathe Note is estimated to be approximately $86,500, plus attorneys' fees, collection costs, and court costs, which Mr. Stathe is entitled to under the terms of the Stathe Note.

(b)	Attorneys' Fees and Collection Costs. Under the terms of the Stathe Note, if the Subsidiary does not pay the installments when due, or, if the Subsidiary breaches any other term or provision of the Stathe Note, then, and, in such case, Mr. Stathe is entitled to proceed with various forms of action against the Subsidiary. In any such case, Mr. Stathe would be entitled to collect reasonable attorneys' fees and collection costs from the Subsidiary.

	(i)	Amount of Obligation. The Registrant is incapable of estimating the amount of this obligation. In the event suit was brought against the Subsidiary and/or the Registrant for performance or to remedy the Subsidiary's default under the Stathe Note, there would be no way to estimate the attorneys' fees, collection costs, and court costs associated with this obligation.

	(ii)	Events that Accelerate or Increase Obligation(s). The sole event that would accelerate this obligation is the default by the Subsidiary on its obligations under the Stathe Note. The principal event that could increase this obligation is the variation in the cost attributable to the Subsidiary for attorneys' fees, collection costs, and court costs related to any litigation that may be commenced against the Subsidiary in this regard.

	(iii)	Recourse. The Registrant and/or the Subsidiary do not have recourse against any third party to offset the balance, or any portion thereof, due to Mr. Stathe under the Stathe Note.

	(iv)	Potential Maximum Liability of Obligation. The Registrant is incapable of providing any estimate as to the potential maximum amount of this liability.

3) The Stathe Management Contract.

As a part of the overall Stathe Transaction, the Subsidiary deemed to be in its best interest the engagement of Michael Stathe to serve as the manager for the real property and improvements situate at 103 Sharon Drive, Rochester, Monroe County, New York (the Rochester Property), which it purchased from Mr. Stathe on March 20, 2006 under a real estate contract (the Stathe Real Estate Contract). That certain management contract, also dated March 20, 2006 (the Stathe Management Contract) provides certain terms and conditions under which Mr. Stathe and the Subsidiary share mutual and respective obligations with regard to the management and responsibility of the Rochester Property. [A facsimile of the Stathe Management Contract is annexed hereto as Exhibit 10.6 hereof.]

To that extent, the following information represents the principal terms and conditions enumerated in the Stathe Management Contract, with the emphasis on the amount or cost of each obligation to the Subsidiary, information as to any event that would accelerate or increase the Subsidiary's liability under the obligation, the potential recourse the Subsidiary and/or the Registrant have against any third party, and, lastly, the Registrant's estimate of the potential maximum liability of the Subsidiary and/or the Registrant for each such liability, as follows:

(a)	Supplies, Repairs, and Maintenance; Employees. Under the terms of the Stathe Management Contract, it is Mr. Stathe's responsibility to engage any persons or entities that are required to perform any type of work at the Rochester Property (i.e., maintenance, landscaping, construction, etc.) and to purchase any supplies for the general maintenance of the Rochester Property. Mr. Stathe is also required to be responsible for the payment of any federal or state employment-related taxes and is required to maintain adequate and accurate employment and financial records in this regard. The payment for the employees and/or independent contractors who are required to remain in Mr. Stathe's employ to perform work at the Rochester Property shall be paid out of the rents collected at the Rochester Stathe by Mr. Stathe.

	(i)	Amount of Obligation. The Registrant estimates the amount of this obligation will be $100 per month. Although it will vary in range, the Registrant expects that Mr. Stathe will hire a landscaper to mow the lawns, trim the trees, and so forth, at a cost of $15 per week, and, if required, Mr. Stathe will call on the hourly services of a maintenance man, the estimated expense to the Subsidiary for which will be $10 per hour. Furthermore, the Registrant does not expect that Mr. Stathe will have to purchase any supplies, as the tenants of the Rochester Property are required to replace light bulbs, maintain the interior of the premises, and so forth, as terms agreed to in their rental contract or lease agreement.

	(ii)	Events that Accelerate or Increase Obligation(s). The only event the Registrant can foresee that would increase or accelerate this obligation is by the partial or total destruction of the dwelling on the real property caused by an Act of Nature, in which case Mr. Stathe will be required to employ additional persons or entities to perform repairs to the Rochester Property.

	(iii)	Recourse. The Registrant does not expect to recover any portion of the obligation hereunder from any third party, unless the Rochester Property was partially destroyed, in which case it is the Registrant's opinion the Subsidiary may be eligible to recoup some the replacement costs from the Subsidiary's insurer.

	(iv)	Potential Maximum Liability of Obligation. Notwithstanding any unforeseeable event by any Act of Nature, the Registrant does not expect the maximum liability for this obligation to exceed $100 per month, if at all that.

(b)	Collection of Rents. Under the terms of the Stathe Management Contract, Mr. Stathe is obligated to collect the rents from the Rochester Property for the Subsidiary.

	(i)	Amount of Obligation. The rent at the Rochester Property is presently fixed at $600 per month.

	(ii)	Events that Accelerate or Increase Obligation(s). The only factor that would increase the rent collected at the Rochester Property would be that of an increase in a month-to-month fee (under a rental contract) between any tenant and the Subsidiary, or an amendment to an existing lease agreement that would increase the monthly rent to become payable to the Subsidiary under any such lease. (The likelihood of this event occurring is marginal.)

	(iii)	Recourse. The Registrant deems that it and/or the Subsidiary have no recourse against any third parties in the event the Subsidiary was unable to collect the rent from the Rochester Property through Mr. Stathe; except, in the event Mr.

Stathe did not turn-over the rents when collected, in which case, the Subsidiary would have to commence legal proceedings against Mr. Stathe for the collection of such rents.

	(iv)	Potential Maximum Liability of Obligation. The Registrant does not have sufficient information to respond to this item.

(c)	Maintenance of Financial and Property Records. Under the terms of the Stathe Management Contract, Mr. Stathe is required to properly account for all sums collected as rents from the Rochester Property, and, moreover, is required to maintain complete and accurate financial records for the Rochester Property's financial transactions.

Amount of Obligation. There are no events in this category that (i) represent the amount of this obligation, (ii) accelerate or increase the obligation (or the result to the Subsidiary or to the Registrant), (iii) provide for recourse against any third parties, or (iv) would permit the Registrant or Subsidiary to state the Registrant's and/or the Subsidiary's potential maximum liability of the obligation discussed hereinabove.

(d)	Compensation of Manager. Under the Stathe Management Contract, the Subsidiary is obligated to pay Mr. Stathe for his services under the Stathe Management Contract.

	(i)	Amount of Obligation. The amount the Subsidiary is to pay Mr. Stathe for his management services is $400 per month, which is to be paid to him from the proceeds of the rents he collects from the Rochester Property.

	(ii)	Events that Accelerate or Increase Obligation(s). There are no events that would accelerate the Subsidiary's obligation, and the Registrant does not foresee any event that would increase the obligation to become payable to Mr. Stathe on a monthly basis, in accordance with the terms of the Stathe Management Contract.

	(iii)	Recourse. The Registrant has determined that the Subsidiary would have no recourse against any third parties to offset any part of the Subsidiary's obligation hereunder.

	(iv)	Potential Maximum Liability of Obligation. The Registrant estimates the Subsidiary's maximum liability under this obligation for the term of the Stathe Management Contract to be $24,000, notwithstanding any early termination of the Stathe Management Contract by notice of the parties or by operation of law.

(e)	Termination of Management Contract. Under the terms of the Stathe Management Contract, the contract may be terminated at any time by the Subsidiary upon giving Mr. Stathe 30 days' written notice - in the event of the sale of the property - or, without notice by either party (provided such transaction is disclosed in writing from one party to the other); provided, however, Mr. Stathe fails to perform his duties in the manner provided in the Stathe Management Contract. In addition, the Stathe Management Contract may be terminated upon 30 days' written notice for any purpose the Subsidiary deems necessary.

	(i)	Amount of Obligation. The Registrant estimates the maximum amount of any obligation owed to Mr. Stathe hereunder, if either party terminated the Stathe Management Contract (as provided for in that contract), would be one month's payment, equal to $400.

(ii) Events that Accelerate or Increase Obligation(s). The Registrant has determined that there would be no event that would accelerate this obligation.However, if either party disputed the termination of the Stathe Management Contract, the Subsidiary could owe Mr. Stathe each month's payment, times that number of months the matter is in dispute.

(iii)	Recourse. The Registrant has determined the only recourse available to the Subsidiary would be by obtaining a judgment in favor of the Subsidiary, based upon results of any litigation initiated by the Subsidiary and/or the Registrant against Mr. Stathe.

(iv)	Potential Maximum Liability of Obligation. The Registrant has determined the Subsidiary's maximum liability under this specific obligation would be the amount of Mr. Stathe's monthly payments under the Stathe Management Contract, times that number of months it takes to effect a reasonable and satisfactory settlement in this regard between the Subsidiary and Mr. Stathe.

SECTION 8 - OTHER EVENTS.

ITEM 8.01.

OTHER EVENTS.

A.	APPLICATION TO THE COMMISSION TO CHANGE THE REGISTRANT'S STANDARD INDUSTRIAL CLASSIFICATION CODE; NOTIFICATION TO THE COMMISSION OF A CHANGE IN

THE REGISTRANT'S STATUS.

     As it was imminent the Registrant was going to engage in an ongoing business act and activity by its purchase of the operating assets described hereinabove, on or about March 15, 2006, the Registrant applied to the Commission to change its Standard Industrial Classification

Code ("SIC") from "6770", which is the SIC designation for "blank check" companies, to "6519", which is the SIC designation for lessors of real property.

     Moreover, to have become effective on the date this Report was filed with the Commission, the Registrant no longer deems itself, by its interpretation of the Commission's rules and regulations, to be a "blank check" or "shell" company.

     It should be noted, however, the Registrant remains delinquent in its reporting obligations under Section 13(a) of the Securities Exchange Act; consequently, any reports or other filings that are required to be filed by the Registrant prior to the date hereof, must contain the substance of the information required to be reported or filed by "blank check" or "shell" companies. Conversely, any report or other filing submitted by the Registrant beyond the date of this Report shall exclude information that otherwise would be required to be furnished by a "blank check" or "shell" company.

     Of course, the Registrant is subject to the Commission's review of this Report and comment thereon; consequently, the Registrant's status, ultimately, will be determined by the Commission's acceptance of the Registrant's statements hereinunder within the period provided by law.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS.

     Listed below are the exhibits filed as parts of this Report. (The Registrant considers the information in this Report, and contained in each of the following exhibits to be "filed" under the definition associated with said term under the Securities Exchange Act of 1934.)

     The exhibits annexed hereto have been prepared in accordance with Item 601 of Regulation S-B (17 CFR 228.601) that are applicable to exhibits required in Form 8-K.

     In addition, where the Registrant is referring to the same document in more than one section or item of this Report, at its discretion, it omitted including certain documents that could be considered to be recurring exhibits in reliance on the exclusion permitted by Section 240.12b -31 of the Exchange Act (17 CFR 240.12b -31).

Exhibit No.  Description of Exhibit

10.1	Troso Real Estate Contract

10.2	Troso Note

10.3	Troso Management Contract

10.4	Stathe Real Estate Contract

10.5	Stathe Note

10.6	Stathe Management Contract

21.1	Certificate of Incorporation of Subsidiary

21.2	Certificate of Amendment to Subsidiary's Certificate of Incorporation

21.3	Subsidiary's Certificate of Assumed Name

21.4	Bylaws of Subsidiary

99.1 Certification of Facts Relating to Subsidiary's Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 10, 2006

By Order of the Board of Directors:

Cartoon Acquisition, Inc., a United States corporation (the "Registrant")

Randolph S. Hudson Chief Executive (Principal Executive) Officer Chief Financial (Principal Financial) Officer

The facts stated herein that are applicable to Residential Income Properties, Inc., a New York corporation, and a wholly-owned subsidiary of the Registrant ("Subsidiary"), are true, complete, and correct. [A facsimile of the "Certification by the Chief Executive Officer of Residential Income Properties, Inc." is annexed hereto as Exhibit 99.1 hereof.]

For Cartoon Acquisition, Inc.: Residential Income Properties, Inc., a New York corporation

By: Randolph S. Hudson President, Secretary, and Treasurer

THIS REPORT DOES NOT REQUIRE CERTIFICATIONS BY THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICER AND/OR PRINCIPAL FINANCIAL OFFICER.

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 10.1

Troso Real Estate Contract

REAL ESTATE CONTRACT

1. PARTIES AND DATE. This real estate contract (this "Contract") is entered into on March 20, 2006 between Michael H. Troso, an individual principally residing in the State of Florida (the "Seller"), and Residential Income Properties, Inc., a New York corporation (the "Buyer").

2. SALE AND LEGAL DESCRIPTION. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the real property and improvements commonly located at 103 Sharon Drive in the City of Melbourne, County of Brevard, State of Florida, to wit:

3. Price.

a. Buyer agrees to pay:	$200,000.00
Total Price:	$200,000.00
Less Down Payment:	-0-
Less Assumed Obligation(s):	-0-
Amount Financed by Seller:	$200,000.00

b. Payment of Amount Financed by Seller. Buyer agrees to pay the sum of $200,000.00 as follows: Buyer to execute a Promissory Note in favor of Seller in the amount of $200,000.00 together with interest calculated at 7.5% per annum, interest-only payable monthly, on the first of each month commencing on May 1, 2006 and continuing for 58 months. Thereafter, a balloon payment representing the unpaid principal balance and any unpaid interest shall be due and payable on April 1, 2011.

4. Other Encumbrances against the Property. The property is subject to encumbrances including the certain tenancies, easements, restrictions, and reservations.

5. Fulfillment Deed. Upon payment of all amounts due Seller, Seller agrees to deliver to Buyer a Statutory Warranty Deed in fulfillment of this Contract. The covenants of warranty in said deed shall not apply to any existing encumbrances or to defects in title arising subsequent to the date of this Contract by, through or under persons other than the Seller herein.

6. Late Charges. If any payment on the purchase price is not made within ten (10) days after the date it is due, Buyer agrees to pay a late charge equal to 5% of the amount of such payment. Such late payment charge shall be in addition to all other remedies available to Seller and the first amounts received from Buyer after such late charges are due shall be applied to the late charges.

7. Possession. Buyer is entitled to possession of the property from and after the date of this Contract.

8. Taxes, Assessments and Utility Liens. Buyer agrees to pay by the date due all taxes and assessments becoming a lien against the property after the date of this Contract. Buyer may in good faith contest any such taxes or assessments so long as no forfeiture or sale of the property is

Troso Real Estate Purchase Contract, March 20, 2006, Page 1 of 5

threatened as the result of such contest. Buyer agrees to pay when due any utility charges which may become liens superior to Seller's interest under this Contract. If real estate taxes and penalties are assessed against the property subsequent to date of this Contract because of a change in use prior to the date of this Contract for a residential use classification approved by the County or because of a Declaration to Defer Property Taxes filed prior to the date of this Contract, Buyer may demand in writing payment of such taxes and penalties within 30 days. If payment is not made, Buyer may pay and deduct the amount thereof or terminate this Contract.

9. Insurance. Buyer agrees to keep all buildings now or hereafter erected on the property described herein continuously insured under fire and extended coverage policies in an amount not less than the balances owed on obligations assumed by Buyer plus the balance due Seller, or full insurable value, whichever is lower. All policies shall be held by the Seller and be in such companies as the Seller may approve and have loss payable first to any holders of underlying encumbrances, then to Seller as their interests may appear and then to Buyer, Buyer may within 30 days after loss negotiate a contract to substantially restore the premises to their condition before the loss. If the insurance proceeds are sufficient to pay the contract price for restoration or if the Buyer deposits in escrow any deficiency with instructions to apply the funds on the restoration contract, the property shall be restored unless the underlying encumbrances provide otherwise. Otherwise the amount collected under any insurance policy shall be applied upon any amounts due hereunder in such order as the Seller shall determine. In the event of forfeiture, all rights of Buyer in insurance policies then in force shall pass to Seller.

10. Nonpayment of Taxes, Insurance, and Utilities Constituting Liens. If Buyer fails to pay taxes or assessments, insurance premiums, or utility charges constituting liens prior to Seller's interest under this Contract, Seller may pay such items and Buyer shall forthwith pay Seller the amount thereof plus a late charge of 5% of the amount thereof plus any costs and attorney's fees incurred in connection with making such payment.

11. Condition of Property. Buyer accepts the property in its present condition and acknowledges that Seller, his agents and subagents have made no representation or warranty concerning the physical condition of the property or the uses to which it may be put other than as set forth herein. Buyer agrees to maintain the property in such condition as complies with all applicable laws.

12. Risk of Loss. Buyer shall bear the risk of loss for destruction or condemnation of the property. Any such loss shall not relieve Buyer from any of Buyer's obligations pursuant to this contract.

13. Waste. Buyer shall keep the property in good repair and shall not commit or suffer waste or willful damage to or destruction of the property.

14. Use of Property. The property is to be used for residential purposes and for any other use permitted by the residential zoning permit issued by the city and county in which it is located and for no other purpose. Any other use constitutes a breach of this contract unless agreed to in advance writing by Seller, and may cause a forfeiture of this agreement at Seller's election. Buyer's use in violation of this use provision shall not relieve Buyer of the obligations created herein. In the event a forfeiture action is instituted, Buyer consents to Seller's entry on the property to take any reasonable action to preserve the lawful use of said property and premises.

15. Condemnation. Seller and Buyer may each appear as owners of an interest in the property in any action concerning condemnation of any part of the property. Buyer may within 30 days after condemnation and removal of improvements, negotiate a contract to substantially restore the

Troso Real Estate Purchase Contract, March 20, 2006, Page 2 of 5

premises to its condition before the removal. If the condemnation proceeds are sufficient to pay the contract price for restoration or if the Buyer deposits in escrow any deficiency with instructions to apply the funds on the restoration contract, the property shall be restored unless underlying encumbrances provide otherwise. Otherwise, proceeds of the award shall be applied in payment of the balance due on the purchase price, as Seller may direct.

16. Default. If the Buyer fails to observe or perform any term, covenant or condition of this Contract, Seller may:

(a) Suit for Installments. Sue for any delinquent periodic payment; or

(b) Specific Performance. Sue for specific performance of any Buyer's obligations pursuant to this contract; or

(c) Forfeit Buyer's Interest. Forfeit this Contract pursuant to Florida statute as it is presently enacted and may hereafter be amended. The effect of such forfeiture includes: (i) the Buyer's rights under the Contract shall be canceled; (ii) all sums previously paid under the Contract shall belong to and be retained by the Seller or other person to whom paid and entitled thereto; (iii) all improvements made to and on the property shall belong to Seller; and (iv) Buyer shall be required to surrender possession of the property and improvements to the Seller within one (1) day after the forfeiture; or

(d) Acceleration of Balance Due. Seller will give Buyer written notice demanding payment of said delinquencies and payment of a late charge of 5% of the amount of such delinquent payments and payment of Seller's reasonable attorney's fees and costs incurred for services in preparing and sending such Notice and stating that if payment pursuant to said Notice is not received within thirty (30) days after the date said Notice is either deposited in the mail addressed to the Buyer or personally delivered to the Buyer, the entire balance owing, including interest, will become immediately due and payable. Seller may thereupon institute suit for payment of such balance, interest, late charge and reasonable attorneys fees and costs; or

(e) Judicial Foreclosure. Sue to foreclose this contract as a mortgage, in which event Buyer may be liable for a deficiency, or

(f) Non-Recourse Settlement. Buyer shall settle with Seller under an offer-in-compromise, whereby Seller shall relieve the Buyer of any further liability to Seller under the Contract in exchange for the payment of $45,000 to Seller by Buyer, plus the forfeiture of any amounts paid to Seller or on behalf of the maintenance of the property by Buyer. In such case, Seller agrees to release Buyer from any and all liabilities and obligations to Seller hereunder.

17. Receiver. If Seller has instituted any proceedings specified in Paragraph 16 and Buyer is receiving rental or other income from the property, Buyer agrees that the appointment of a receiver for the property is necessary to protect Seller's interest.

18. Buyer's Remedy for Seller's Default. If Seller fails to observe or perform any term, covenant, or condition of this Contract, Buyer may, after 30 days written notice to Seller, institute suit for damages or specific performance unless the breaches designated in said notice are cured.

Troso Real Estate Purchase Contract, March 20, 2006, Page 3 of 5

19. Non-Waiver. Failure of either party to insist upon strict performance of the other party's obligations hereunder shall not be construed as a waiver of strict performance thereafter of all of the other party's obligations hereunder and shall not prejudice any remedies as provided herein.

20. Attorneys' Fees and Costs. In the event of any breach of this Contract the party responsible for the breach agrees to pay reasonable attorneys' fees and costs, including costs of service of notices and title searches, incurred by the other party. The prevailing party in any suit instituted arising out of this Contract and in any forfeiture proceedings arising out of this Contract shall be entitled to receive reasonable attorneys' fees and costs incurred in such suit or proceedings.

21. Notices. Notices shall be either personally served or shall be sent certified mail, return receipt requested and by regular first class mail to Buyer at Post Office Box 202, Wyoming, New York 14591-0202, and to Seller at 217 Sand Dollar Road, Indialantic, Florida 32903-2111 or such other addresses as either party may specify in writing to the other party. Notices shall be deemed given when served or mailed. Notice to Seller shall also be sent to any institution receiving payments on the Contract.

22. Time for Performance. Time is of the essence in performance of any obligations pursuant to this Contract.

23. Successors and Assigns. Subject to any restrictions against assignment, the provisions of this Contract shall be binding on the heirs, successors and assigns of the Seller and the Buyer.

24. Alterations. Buyer shall not make any substantial alteration to the improvements on the property without the prior written consent of Seller, which consent will not be unreasonably withheld.

25. Due on Sale. If Buyer, without written consent of Seller, (a) conveys, (b) sells, (c) leases, (d) assigns, (e) contracts to convey, sell, lease, or assign, (f) grants an option to buy the property, (g) permits a forfeiture or foreclosure or trustee or sheriff's sale of any of the Buyer's interest in the property or this Contract, Seller may at any time thereafter either raise the interest rate on the balance of the purchase price or declare the entire balance of the purchase price due and payable.

26. Periodic Payments on Taxes and Insurance. In addition to the periodic payments on the purchase price, Buyer agrees to pay Seller such portion of the real estate taxes and assessments and fire insurance premium as will approximately total the amount due during the current year based on Seller's reasonable estimate.

The payments during the current year shall be approximately $150 per month. Such "reserve" payments from Buyer shall not accrue interest. Seller shall pay when due all real estate taxes and insurance premiums, if any, and debit the amounts so paid to the reserve account. Buyer and Seller shall adjust the reserve account in April of each year to reflect excess or deficit balances and changed costs. Buyer agrees to bring the reserve account balance to a minimum of $10 at the time of adjustment.

27. Addenda. Any addenda attached hereto are a part of this Contract.

28. Entire Agreement. This Contract constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, written or oral. This Contract may be amended only in writing executed by Seller and Buyer.

Troso Real Estate Purchase Contract, March 20, 2006, Page 4 of 5

MAR-23-2006 THU 10:08AM ID:RANDOLPH S. HUDSON PAGE:1

MAR-23-2006 09:29A FROM:RANDOLPH S. HUDSON (585) 495-9923 TO:#8013218210297 P:6

29. Governing Law. This real estate purchase contract shall be governed by the laws of the State of Florida for contracts made and performed in Florida State, and shall be interpreted by excluding conflicts of laws rules.

IN WITNESS WHEREOF, the parties have signed and sealed this Contract the day and year first above written.

RESIDENTIAL INCOME PROPERTIES, INC.

a New York corporation ("Buyer")

____

Randolph S. Hudson

President

MICHAEL H. TROSO

("Seller")

____

Michael H. Troso

Troso Real Estate Purchase Contract, March 20, 2006, Page 5 of 5

page 1 321-779-4015 MAR 23,2006 11:01A

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 10.2

Troso Note

PROMISSORY NOTE

March 20, 2006 **$200,000**

FOR VALUE RECEIVED, Residential Income Properties, Inc., a New York corporation, entitled to receive mail at Post Office Box 202, Wyoming, New York 14591-0202 (the "Maker"), promises to pay to the order of Michael H. Troso, or his legatees or assigns, maintaining an address at 217 Sand Dollar Road, Indialantic, Florida 32903-2111 (the "Holder"), or at such other place as the Holder or his legatees or assigns hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Two Hundred Thousand and 00/100 Dollars ($200,000).

This Note is given as consideration for the purchase of that certain real property located at 103 Sharon Drive, Melbourne, Brevard County, Florida, and is delivered with that certain Real Estate Contract of even date herewith.

1. Payment Terms. The Maker shall pay the interest calculated at 7.5% (seven and on-half of one per cent) per annum in 59 installments and the payment of the unpaid principal together with unpaid interest on or before April 30, 2011, or by default until such date as the entire principal balance together with all scheduled and accrued interest has been fully paid. The first payment of interest is due and payable to the Holder hereof on May 1, 2006.

2. Prepayment Permitted. The Maker shall have the right to prepay the unpaid principal hereon in whole or in part at any time at its option, without penalty before the date upon which the principal and interest hereon are due and payable to the Holder hereof.

3. Default. If the Maker shall fail to make full payment hereunder within ten (10) calendar days of the date when due, or shall breach any other provisions hereof, the Holder of this Note shall have the right to accelerate this Note and to cause all of the unpaid principal and interest of this Note to become immediately due and payable without notice or demand, and said unpaid principal shall bear interest from such date of default at the maximum rate permitted by law and compounded annually; it being agreed that interest not paid when due shall, at the option of the Holder hereof, be added to the principal and shall draw interest at the rate provided in this paragraph. Failure to exercise any option shall not constitute a waiver of any right of the Holder hereof to exercise the same in the event of any subsequent default.

4. Collection Costs. In the event that suit be brought hereon to collect the Maker's obligation hereunder, or an attorney or solicitor be employed by Holder to compel Maker's payment of this Note, or any portion of the indebtedness evidenced hereby, or otherwise to enforce the Maker's obligations hereunder, the Maker promises to pay all such reasonable expenses and attorneys' fees and disbursements, including all fees and costs incurred by the Holder of this Note on appeal and in connection with any bankruptcy proceeding.

5. Waiver of Presentment, Notice, Etc. The Maker of this Note hereby waives presentment, protest and demand, notice of protest and demand, notice of dishonor and/or nonpayment, and specifically consents to waive notice of (a) any renewals or extensions of this Note, whether made in favor of the Maker or any other person or entities or (b) the release, addition, or substitution of any party directly or indirectly liable for the obligations and indebtedness represented hereby.

Troso Real Estate Promissory Note, March 20, 2006, Page 1 of 2

6. Governing Law. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the State of Florida, without reference to principles governing choice or conflicts of laws.

7. No Waiver. The failure of the Holder of this Note at any time to require performance by the Maker of any one or more of the provisions of this Note shall not affect the right to require such performance at any time thereafter, nor shall the waiver by the Holder hereof of a breach of any term or provision of this Note be interpreted or held to be a waiver of any succeeding breach of such term or provision or as a waiver of the term or provision itself.

IN WITNESS WHEREOF, the Maker has executed this Note as of the day, month, and year first written above.

RESIDENTIAL INCOME PROPERTIES, INC.,
a New York corporation ("Maker")

Randolph S. Hudson
President

Troso Real Estate Promissory Note, March 20, 2006, Page 2 of 2

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 10.3

Troso Management Contract

CONTRACT FOR MANAGEMENT OF SINGLE FAMILY HOUSE

This contract for management of single family house (this "Agreement") dated March 20, 2006, is made by and between Residential Income Properties, Inc., a New York corporation, entitled to receive mail at Post Office Box 202, Wyoming, New York 14591-0202 ("Owner"), and Michael H. Troso whose address is 217 Sand Dollar Road, Indialantic, Florida 32903-2111 ("Agent.")

1. Agency. The Owner hereby employs the Agent to rent or lease and manage the Owner's single family residence located and described as follows: 103 Sharon Drive, Melbourne, Brevard County, Florida (the "Property").

2. Duties of Agent. In order to properly manage and rent or lease the property, the Agent shall have the following duties and responsibilities:

   a. Best Efforts. The Agent shall use its best efforts to attract and retain tenants for the property.

   b. Lease Negotiations. The Agent shall handle all negotiations with tenants with respect to rental agreements and/or leases. All such agreements are subject to the approval of the Owner. However, the Owner may provide the Agent with authorization to rent or to let the Property under certain specified terms and conditions.

   c. Employees. The Agent shall employ, supervise, discharge, and pay all employees or independent contractors who are reasonably required in the proper management and operation of the Property. The Agent shall pay all employees and independent contractors and fully complete all necessary Federal Tax Returns and payments of related taxes on behalf of the Agent. No person, including the Agent, shall be deemed to be a direct employee or independent contractor of Owner.

   d. Supplies. The Agent shall purchase all necessary supplies for the proper management of the property. This includes heating fuel where applicable.

   e. Repairs and Maintenance. The Agent shall contract for or undertake the making of all necessary repairs and the performance of all other necessary work for the benefit of the property including all required alterations to properly carry out this Agreement. However, no expenses shall be incurred for such matters in excess of Fifty Dollars ($50.00) for any single item without the express consent of the Owner, except where required during an emergency.

   f. Expenses. From the rents received the Agent shall pay all operating expenses and such other expenses as requested by the Owner. This may include the payment of taxes.

   g. Miscellaneous. The Agent shall also perform all other necessary tasks and do all other things as required for the proper management, upkeep, and operation of the property as customarily be performed by a managing agent for this type of property. This includes handling of all inquiries and requests from the tenants.

   h. Collection of Rents. The Agent shall collect the rents and other income from the property promptly when such amounts come due taking all necessary steps to collect same and performing all reasonable acts on behalf of the Owner for the protection of the Owner in collection of such amounts.

Troso Management Contract, March 20, 2006, Page 1 of 3

i. Financial Records. All monies collected by the Agent shall be deposited into a special bank account or accounts maintained by Agent as required by the Owner. Such monies of the Owner shall not become mingled with funds of the Agent. However, the Agent may withdraw monies from such accounts as necessary to properly perform this Agreement and in payment of compensation as required by this Agreement. The Agent shall provide the Owner with periodic statements accounting for all expenses and will open its records to the Owner upon demand.

j. Payments to Owner. The Agent will make payments to the Owner of any net proceeds, after expenses and management fees, from time to time from the funds being held by the Agent.

3. Compensation of Agent. The Owner shall pay the Agent as full compensation for the services of the Agent the sum of Three Hundred Dollars ($300) per month. These amounts shall be payable to the Agent when such funds become available from the amounts collected by the Agent according to this Agreement.

4. Duties of the Owner. The Owner will provide all necessary documents and records and fully cooperate with the Agent in all matters with respect to this Agreement. The Agent will provide the Owner with evidence of insurance, which evidence the Owner shall examine to determine the adequacy of coverage. If necessary, additional insurance of changes in insurance coverage may be made upon the approval of the Owner.

5. Indemnity. The Owner shall indemnify and hold the Agent completely harmless with respect to liability and damages, costs, and expenses in connection with any damage or injury whatsoever to persons or property arising out of the use, management, operation, occupation, ownership, maintenance or control of the property, or out of any matter or thing with respect to which it is elsewhere in this Agreement provided or agreed that the Agent shall not be under responsibility. However, the Owner will not indemnify the Agent against the willful misconduct of the Agent.

6. Term of Contract. This Agreement shall continue for a period of five (5) years from the date hereof, and shall continue to remain in full force and effect unless terminated by either party upon written notice sent to the other party not less than fifteen (15) days before any expiration date.

7. Termination of Contract. This Agreement may be terminated at any time by the Owner upon giving the Agent 30 (thirty) days' written notice in the event of a *bona fide* sale of the property, and without notice in the event the Agent fails to discharge the duties of the Agent faithfully in the manner herein provided, or, this Agreement may be terminated by the Agent upon 30 (thirty) days' written notice to Owner for any reason the Agent deems necessary or appropriate.

8. Notices. All written notices to the Owner or to the Agent may be addressed and mailed, by United States registered mail, to the address above written.

9. Modification. This Agreement may not be modified, altered, or amended in any manner except by an agreement in writing executed by the parties hereto.

10. Benefits. This Agreement is binding upon the parties hereto, their representatives, successors and assigns.

11. Governing Law. This Agreement shall be governed by the laws of the State of Florida for contracts made and performed in that state.

Troso Management Contract, March 20, 2006, Page 2 of 3

MAR-23-2006 THU 10:08AM ID:RANDOLPH S. HUDSON PAGE:2

MAR-23-2006 09:31A FROM:Randolph S. Hudson (585) 495-9923 TO:*8013218210297 P:11

IN WITNESS WHEREOF, each undersigned party has caused this Agreement to be executed by an authorized party acting on its behalf on this twentieth day of March 2006.

RESIDENTIAL INCOME PROPERTIES, INC.,
a New York corporation ("Owner")

Randolph S. Hudson
President

Michael H. Troso

Troso Management Contract, March 20, 2006, Page 3 of 3

MAR 23,2006 11:01A 321-779-4015 page 2

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 10.4

Stathe Real Estate Contract

REAL ESTATE CONTRACT

1. PARTIES AND DATE. This real estate contract (this "Contract") is entered into on March 20, 2006 between Dino Stathe, each an individual principally residing in the State of New York (the "Seller"), and Residential Income Properties, Inc., a New York corporation (the "Buyer").

2. SALE AND LEGAL DESCRIPTION. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the real property and improvements commonly located at 54 Thorn Street in the City of Rochester, County of Monroe, State of New York, to wit:

3. Price.

a. Buyer agrees to pay:	$80,000.00
Total Price:	$80,000.00
Less Down Payment:	-0-
Less Assumed Obligation(s):	-0-
Amount Financed by Seller:	$80,000.00

b. Payment of Amount Financed by Seller. Buyer agrees to pay the sum of $80,000.00 as follows: Buyer to execute a Promissory Note in favor of Seller in the amount of $80,000.00 together with interest calculated at 7.5% per annum, interest-only payable monthly, on the first of each month commencing on May 1, 2006 and continuing for 58 months. Thereafter, a balloon payment representing the unpaid principal balance and any unpaid interest shall be due and payable on April 1, 2011.

4. Other Encumbrances against the Property. The property is subject to encumbrances including the certain tenancies, easements, restrictions, and reservations, unpaid taxes, liens, etc.; subject to title examination.

5. Deed. Upon payment of all amounts due Seller, Seller agrees to deliver to Buyer a Statutory Warranty Deed. The covenants of warranty in said deed shall not apply to any existing encumbrances or to defects in title arising subsequent to the date of this Contract by, through or under persons other than the Seller herein.

6. Late Charges. If any payment on the purchase price is not made within ten (10) days after the date it is due, Buyer agrees to pay a late charge equal to 5% of the amount of such payment. Such late payment charge shall be in addition to all other remedies available to Seller and the first amounts received from Buyer after such late charges are due shall be applied to the late charges.

7. Possession. Buyer is entitled to possession of the property from and after the date of this Contract.

8. Taxes, Assessments and Utility Liens. Buyer agrees to pay by the date due all taxes and assessments becoming a lien against the property after the date of this Contract. Buyer may in

Stathe Real Estate Purchase Contract, March 20, 2006, Page 1 of 4

good faith contest any such taxes or assessments so long as no forfeiture or sale of the property is threatened as the result of such contest. Buyer agrees to pay when due any utility charges which may become liens superior to Seller's interest under this Contract. If real estate taxes and penalties are assessed against the property subsequent to date of this Contract because of a change in use prior to the date of this Contract for a residential use classification approved by the County or because of a Declaration to Defer Property Taxes filed prior to the date of this Contract, Buyer may demand in writing payment of such taxes and penalties within 30 days. If payment is not made, Buyer may pay and deduct the amount thereof or terminate this Contract.

9. Insurance. Buyer agrees to keep all buildings now or hereafter erected on the property described herein continuously insured under fire and extended coverage policies in an amount not less than the balances owed on obligations assumed by Buyer plus the balance due Seller, or full insurable value, whichever is lower. All policies shall be held by the Seller and be in such companies as the Seller may approve and have loss payable first to any holders of underlying encumbrances, then to Seller as their interests may appear and then to Buyer, Buyer may within 30 days after loss negotiate a contract to substantially restore the premises to their condition before the loss. If the insurance proceeds are sufficient to pay the contract price for restoration or if the Buyer deposits in escrow any deficiency with instructions to apply the funds on the restoration contract, the property shall be restored unless the underlying encumbrances provide otherwise. Otherwise the amount collected under any insurance policy shall be applied upon any amounts due hereunder in such order as the Seller shall determine. In the event of forfeiture, all rights of Buyer in insurance policies then in force shall pass to Seller.

10. Nonpayment of Taxes, Insurance, and Utilities Constituting Liens. If Buyer fails to pay taxes or assessments, insurance premiums, or utility charges constituting liens prior to Seller's interest under this Contract, Seller may pay such items and Buyer shall forthwith pay Seller the amount thereof plus a late charge of 5% of the amount thereof plus any costs and attorney's fees incurred in connection with making such payment.

11. Condition of Property. Buyer accepts the property in its present condition and acknowledges that Seller, his agents and subagents have made no representation or warranty concerning the physical condition of the property or the uses to which it may be put other than as set forth herein. Buyer agrees to maintain the property in such condition as complies with all applicable laws.

12. Risk of Loss. Buyer shall bear the risk of loss for destruction or condemnation of the property. Any such loss shall not relieve Buyer from any of Buyer's obligations pursuant to this contract.

13. Waste. Buyer shall keep the property in good repair and shall not commit or suffer waste or willful damage to or destruction of the property.

14. Use of Property. The property is to be used for residential purposes and for any other use permitted by the residential zoning permit issued by the city and county in which it is located and for no other purpose. Any other use constitutes a breach of this contract unless agreed to in advance writing by Seller, and may cause a forfeiture of this agreement at Seller's election. Buyer's use in violation of this use provision shall not relieve Buyer of the obligations created herein. In the event a forfeiture action is instituted, Buyer consents to Seller's entry on the property to take any reasonable action to preserve the lawful use of said property and premises.

15. Condemnation. Seller and Buyer may each appear as owners of an interest in the property in any action concerning condemnation of any part of the property. Buyer may within 30 days after

Stathe Real Estate Purchase Contract, March 20, 2006, Page 2 of 4

condemnation and removal of improvements, negotiate a contract to substantially restore the premises to its condition before the removal. If the condemnation proceeds are sufficient to pay the contract price for restoration or if the Buyer deposits in escrow any deficiency with instructions to apply the funds on the restoration contract, the property shall be restored unless underlying encumbrances provide otherwise. Otherwise, proceeds of the award shall be applied in payment of the balance due on the purchase price, as Seller may direct.

16. Default. If the Buyer fails to observe or perform any term, covenant or condition of this Contract, Seller may:

(a) Forfeit Buyer's Interest. Forfeit this Contract pursuant to New York laws as it they are presently enacted and may hereafter be amended. The effect of such forfeiture includes: (i) the Buyer's rights under the Contract shall be canceled; (ii) all sums previously paid under the Contract shall belong to and be retained by the Seller or other person to whom paid and entitled thereto; (iii) all improvements made to and on the property shall belong to Seller; and (iv) Buyer shall be required to surrender possession of the property and improvements to the Seller within one (1) day after the forfeiture; or

(b) Non-Recourse Settlement. Buyer shall settle with Seller under an offer-in-compromise, whereby Seller shall relieve the Buyer of any further liability to Seller under the Contract in exchange for the payment of $3,500 to Seller by Buyer, plus the forfeiture of any amounts paid to Seller or on behalf of the maintenance of the property by Buyer. In such case, Seller agrees to release Buyer from any and all liabilities and obligations to Seller hereunder.

17. Buyer's Remedy for Seller's Default. If Seller fails to observe or perform any term, covenant, or condition of this Contract, Buyer may, after 30 days written notice to Seller, institute suit for damages or specific performance unless the breaches designated in said notice are cured.

18. Non-Waiver. Failure of either party to insist upon strict performance of the other party's obligations hereunder shall not be construed as a waiver of strict performance thereafter of all of the other party's obligations hereunder and shall not prejudice any remedies as provided herein.

19. Notices. Notices shall be either personally served or shall be sent certified mail, return receipt requested and by regular first class mail to Buyer at Post Office Box 202, Wyoming, New York 14591-0202, and to Seller at 58 Round Tree Creek Drive, Rochester, New York 14626, or such other addresses as either party may specify in writing to the other party. Notices shall be deemed given when served or mailed. Notice to Seller shall also be sent to any institution receiving payments on the Contract.

20. Time for Performance. Time is of the essence in performance of any obligations pursuant to this Contract.

21. Successors and Assigns. Subject to any restrictions against assignment, the provisions of this Contract shall be binding on the heirs, successors and assigns of the Seller and the Buyer.

22. Alterations. Buyer shall not make any substantial alteration to the improvements on the property without the prior written consent of Seller, which consent will not be unreasonably withheld.

Stathe Real Estate Purchase Contract, March 20, 2006, Page 3 of 4

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 10.5

Stathe Note

PROMISSORY NOTE

March 20, 2006 **$80,000**

FOR VALUE RECEIVED, Residential Income Properties, Inc., a New York corporation, entitled to receive mail at Post Office Box 202, Wyoming, New York 14591-0202 (the "Maker"), promises to pay to the order of Dean Stathe, or his legatees or assigns, maintaining an address at (address) (the "Holder"), or at such other place as the Holder or his legatees or assigns hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Eighty Thousand and 00/100 Dollars ($80,000).

1. Payment Terms. The Maker shall pay the interest calculated at 7.5% (seven and on-half of one per cent) per annum in 59 installments and the payment of the unpaid principal together with unpaid interest on or before April 30, 2011, or by default until such date as the entire principal balance together with all scheduled and accrued interest has been fully paid. The first payment of interest is due and payable to the Holder hereof on May 1, 2006.

2. Prepayment Permitted. The Maker shall have the right to prepay the unpaid principal hereon in whole or in part at any time at its option, without penalty before the date upon which the principal and interest hereon are due and payable to the Holder hereof.

3. Default. If the Maker shall fail to make full payment hereunder within ten (10) calendar days of the date when due, or shall breach any other provisions hereof, the Holder of this Note shall have the right to cancel that certain Real Estate Contract dated March 20, 2006 and that certain Contract for Management of Single Family House dated March 20, 2006, and the Holder shall be entitled to $3,500 as liquidated damages pursuant to paragraph 16(b) of that certain Real Estate Contract.

4. Waiver of Presentment, Notice, Etc. The Maker of this Note hereby waives presentment, protest and demand, notice of protest and demand, notice of dishonor and/or nonpayment, and specifically consents to waive notice of (a) any renewals or extensions of this Note, whether made in favor of the Maker or any other person or entities or (b) the release, addition, or substitution of any party directly or indirectly liable for the obligations and indebtedness represented hereby.

5. Governing Law. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the State of New York, without reference to principles governing choice or conflicts of laws.

6. No Waiver. The failure of the Holder of this Note at any time to require performance by the Maker of any one or more of the provisions of this Note shall not affect the right to require such performance at any time thereafter, nor shall the waiver by the Holder hereof of a breach of any term or provision of this Note be interpreted or held to be a waiver of any succeeding breach of such term or provision or as a waiver of the term or provision itself.

Stathe Thorn Street Promissory Note, March 20, 2006, Page 1 of 2

IN WITNESS WHEREOF, the Maker has executed this Note as of the day, month, and year first written above.

RESIDENTIAL INCOME PROPERTIES, INC.,
a New York corporation ("Maker")

Randolph S. Hudson
President

Stathe Thorn Street Promissory Note, March 20, 2006, Page 2 of 2

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 10.6

Stathe Management Contract

CONTRACT FOR MANAGEMENT OF SINGLE FAMILY HOUSE

This contract for management of single family house (this "Agreement") dated March 20, 2006, is made by and between Residential Income Properties, Inc., a New York corporation, entitled to receive mail at Post Office Box 202, Wyoming, New York 14591-0202 ("Owner"), and Dino Stathe whose address is 58 Round Tree Creek Drive, Rochester, New York 14626 ("Agent.")

1. Agency. The Owner hereby employs the Agent to rent or lease and manage the Owner's single family residence located and described as follows: 54 Thorn Street, Rochester, Monroe County, New York (the "Property").

2. Duties of Agent. In order to properly manage and rent or lease the property, the Agent shall have the following duties and responsibilities:

   a. Best Efforts. The Agent shall use its best efforts to attract and retain tenants for the property.

   b. Lease Negotiations. The Agent shall handle all negotiations with tenants with respect to rental agreements and/or leases. All such agreements are subject to the approval of the Owner. However, the Owner may provide the Agent with authorization to rent or to let the Property under certain specified terms and conditions.

   c. Employees. The Agent shall employ, supervise, discharge, and pay all employees or independent contractors who are reasonably required in the proper management and operation of the Property. The Agent shall pay all employees and independent contractors and fully complete all necessary Federal Tax Returns and payments of related taxes on behalf of the Agent. No person, including the Agent, shall be deemed to be a direct employee or independent contractor of Owner.

   d. Supplies. The Agent shall purchase all necessary supplies for the proper management of the property. This includes heating fuel where applicable.

   e. Repairs and Maintenance. The Agent shall contract for or undertake the making of all necessary repairs and the performance of all other necessary work for the benefit of the property including all required alterations to properly carry out this Agreement.

   f. Expenses. From the rents received the Agent shall pay all operating expenses and such other expenses as requested by the Owner. This may include the payment of taxes.

   g. Miscellaneous. The Agent shall also perform all other necessary tasks and do all other things as required for the proper management, upkeep, and operation of the property as customarily be performed by a managing agent for this type of property. This includes handling of all inquiries and requests from the tenants.

   h. Collection of Rents. The Agent shall collect the rents and other income from the property promptly when such amounts come due taking all necessary steps to collect same and performing all reasonable acts on behalf of the Owner for the protection of the Owner in collection of such amounts.

   i. Payments to Owner. The Agent will make payments to the Owner of any net proceeds, after expenses and management fees, from time to time from the funds being held by the Agent.

Stathe Management Contract, March 20, 2006, Page 1 of 3

3. Compensation of Agent. The Owner shall pay the Agent as full compensation for the services of the Agent the sum of Four Hundred Dollars ($400) per month. These amounts shall be payable to the Agent when such funds become available from the amounts collected by the Agent according to this Agreement.

4. Duties of the Owner. The Owner will provide all necessary documents and records and fully cooperate with the Agent in all matters with respect to this Agreement. The Agent will provide the Owner with evidence of insurance, which evidence the Owner shall examine to determine the adequacy of coverage. If necessary, additional insurance of changes in insurance coverage may be made upon the approval of the Owner.

5. Indemnity. The Owner shall indemnify and hold the Agent completely harmless with respect to liability and damages, costs, and expenses in connection with any damage or injury whatsoever to persons or property arising out of the use, management, operation, occupation, ownership, maintenance or control of the property, or out of any matter or thing with respect to which it is elsewhere in this Agreement provided or agreed that the Agent shall not be under responsibility. However, the Owner will not indemnify the Agent against the willful misconduct of the Agent.

6. Term of Contract. This Agreement shall continue for a period of five (5) years from the date hereof, and shall continue to remain in full force and effect unless terminated by either party upon written notice sent to the other party not less than fifteen (15) days before any expiration date.

7. Termination of Contract. This Agreement may be terminated at any time by the Owner upon giving the Agent 30 (thirty) days' written notice in the event of a *bona fide* sale of the property, and without notice in the event the Agent fails to discharge the duties of the Agent faithfully in the manner herein provided, or, this Agreement may be terminated by the Agent upon 30 (thirty) days' written notice to Owner for any reason the Agent deems necessary or appropriate.

8. Notices. All written notices to the Owner or to the Agent may be addressed and mailed, by United States registered mail, to the address above written.

9. Modification. This Agreement may not be modified, altered, or amended in any manner except by an agreement in writing executed by the parties hereto.

10. Benefits. This Agreement is binding upon the parties hereto, their representatives, successors and assigns.

11. Governing Law. This Agreement shall be governed by the laws of the State of New York for contracts made and performed in that state.

IN WITNESS WHEREOF, each undersigned party has caused this Agreement to be executed by an authorized party acting on its behalf on this twentieth day of March 2006.

RESIDENTIAL INCOME PROPERTIES, INC.,
a New York corporation ("Owner")

Randolph S. Hudson
President

Stathe Management Contract, March 20, 2006, Page 2 of 3

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 21.1

Certificate of Incorporation

of

Residential Income Properties, Inc.,

a New York corporation

State of New York } ss:
Department of State }

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on **August 4, 2005**

Secretary of State

DOS-200 (Rev. 03/02)

F050804000203

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
Albany, NY 12231

(This form must be printed or typed in black ink)

CERTIFICATE OF INCORPORATION
OF
ROCHESTER PASTA AND SPORTS, INC.
(*Insert corporate name*)

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is: Rochester Pasta and Sports, Inc.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is: Monroe County, New York

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 200 No Par Value

FIFTH: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

Corporation Service Company
80 State Street
Albany, New York 12207-2543

SIXTH: (*optional*) The name and street address in this state of the registered agent upon whom process against the corporation may be served is:

Corporation Service Company
80 State Street
Albany, New York 12207-2543

DOS-1239 (Rev. 5/03)

1

F 050804000203

SEVENTH: (*optional—the existence of the corporation begins on the date the certificate of incorporation is filed by the Department of State. Corporate existence may begin on a date, not to exceed 90 days, after the date of filing by the Department of State. Complete this paragraph only if you wish to have the corporation's existence to begin on a later date, which is not more than 90 days after the date of filing by the Department of State.)* The date the corporate existence shall begin is: ___________

FILED 2005 AUG -4 AM 9:40

Incorporator Information Required

X [signature]
(*Signature*)

Randolph S. Hudson
(*Type or print name*)

14 Franklin Street, Suite 900
(*Address*)

Rochester, New York 14604-1506
(*City, State, Zip code*)

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED AUG 04 2005
TAX $ 10
BY: [initials]
Monroe

RECEIVED 2005 AUG -4 AM 9:04

CERTIFICATE OF INCORPORATION
OF

ROCHESTER PASTA AND SPORTS, INC.
(*Insert corporate name*)

Under Section 402 of the Business Corporation Law

Filed by: Randolph S. Hudson
(*Name*)

Post Office Box 202
(*Mailing address*)

Wyoming, New York 14591-0202
(*City, State and Zip code*)

CUST Ref 521468DAU

Note: This form was prepared by the New York State Department of State for filing a certificate of incorporation for a business corporation. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The fee for a certificate of incorporation is $125 plus the applicable tax on shares required by Section 180 of the Tax Law. The minimum tax on shares is $10. The tax on 200 no par value shares is $10 (total $135). Checks should be made payable to the Department of State for the total amount of the filing fee and tax.

CSC 45
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2

050804000219

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 21.2

     Certificate of Amendment

to

Certificate of Incorporation

of

Residential Income Properties, Inc.,

a New York corporation

F060322000666

CSC 45

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Rochester Pasta and Sports, Inc.
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: Rochester Pasta and Sports, Inc.
______________________________.

If the name of the corporation has been changed, the name under which it was formed is: ______________________________.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:
August 4, 2005.

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph First of the Certificate of Incorporation relating to name of the corporation is hereby amended to read in its entirety as follows: The name of the corporation is: Residential Income Properties, Inc.

DOS-1554 (10/03)

/

F060322000666

FOURTH: The certificate of amendment was authorized by: [*Check the appropriate box*]

☑ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

FILED

2006 MAR 22 PM 1:14

Randolph S. Hudson, President
(*Name and Capacity of Signer*)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Rochester Pasta and Sports, Inc.
(*Insert Name of Domestic Corporation*)

Under Section 805 of the Business Corporation Law

Filer's Name Randolph S. Hudson

Address P.O. Box 202

City, State and Zip Code Wyoming, NY 14591

Client Ref 933051 JBA

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAR 22 2006
TAX $
BY: JCH
MONROE

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

JCH

2006 MAR 22 PM 1:03

RECEIVED

708

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2

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 21.3

     Certificate of Assumed Name

of

Residential Income Properties, Inc.,

a New York corporation

2005080502l

INSTRUCTIONS FOR SIGNATURE: If corporation, by an officer; if limited partnership, by a general partner; if limited liability company, by a member or manager or by an attorney-in-fact or authorized person for such corporation, limited partnership, or limited liability company.

Randolph S. Hudson, Authorized Person
Name and Title

Signature

FILED 2005 AUG -5 AM 10:06

RECEIVED 2005 AUG -4 PM 12:03

CERTIFICATE OF ASSUMED NAME OF

ROCHESTER PASTA AND SPORTS, INC.
(Insert Entity Name)

Pursuant to §130, General Business Law

FILER'S NAME AND MAILING ADDRESS

Rochester Pasta and Sports, Inc.
Post Office Box 202
Wyoming, New York 14591-0202
Cust Ref 52146807V

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $25 fee. The Department of State also collects the following, additional, county clerk fees for each county in which a corporation does or transacts business: $100 for each county within New York City (Bronx, Kings, New York, Queens and Richmond) and $25 for each county outside New York City. All checks over $500 must be certified.

(For Office Use Only)

050804000203
Lah CSC 45
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STATE OF NEW YORK
DEPARTMENT OF STATE
FILED AUG 05 2005
TAX $ 145368
BY: LAH

20050805021

Certificate of Assumed Name

Pursuant to General Business Law, §130

NYS Department of State
Division of Corporations, State Records and UCC
41 State Street, Albany, NY 12231-0001
www.dos.state.ny.us

1. NAME OF ENTITY

ROCHESTER PASTA AND SPORTS, INC.

1a. *FOREIGN ENTITIES ONLY.* If applicable, the fictitious name the entity agreed to use in New York State is:

2. NEW YORK LAW FORMED OR AUTHORIZED UNDER (CHECK ONE):

- [x] Business Corporation Law
- [ ] Limited Liability Company Law
- [ ] Education Law
- [ ] Not-for-Profit Corporation Law
- [ ] Insurance Law
- [ ] Revised Limited Partnership Act
- [ ] Other (specify law):

3. ASSUMED NAME

C. D. FANNY'S

4. PRINCIPAL PLACE OF BUSINESS IN NEW YORK STATE (MUST BE NUMBER AND STREET. IF NONE, INSERT OUT-OF-STATE ADDRESS)

14 Franklin Street
Suite 900
Rochester, New York 14604-1506

5. COUNTIES IN WHICH BUSINESS WILL BE CONDUCTED UNDER ASSUMED NAME

- [ ] ALL COUNTIES (if not, circle county[ies] below)

Albany	Clinton	Genesee	(Monroe)	Orleans	Saratoga	Tompkins
Allegany	Columbia	Greene	Montgomery	Oswego	Schenectady	Ulster
Bronx	Cortland	Hamilton	Nassau	Otsego	Schoharie	Warren
Broome	Delaware	Herkimer	New York	Putnam	Schuyler	Washington
Cattaraugus	Dutchess	Jefferson	Niagara	Queens	Seneca	Wayne
Cayuga	Erie	Kings	Oneida	Rensselaer	Steuben	Westchester
Chautauqua	Essex	Lewis	Onondaga	Richmond	Suffolk	Wyoming
Chemung	Franklin	Livingston	Ontario	Rockland	Sullivan	Yates
Chenango	Fulton	Madison	Orange	St. Lawrence	Tioga	

6. INSERT THE ADDRESS OF EACH LOCATION WHERE BUSINESS WILL BE CARRIED ON OR TRANSACTED UNDER THE ASSUMED NAME. Use a continuous sheet, if needed. (The address must be set forth in terms of a number and street, city, state and zip code. Please note that the address(es) reflected in paragraph 6 must be within the county(ies) circled in paragraph 5. If the entity does not have a specific location where it will conduct business under the assumed name please check the box.)

- [ ] No New York State Business Location

448 Lyell Avenue
Rochester, New York 14606-1640

DOS-1338 (Rev. 5/03)

/

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 21.4

Bylaws

of

Residential Income Properties, Inc.,

a New York corporation

BYLAWS OF ROCHESTER PASTA AND SPORTS, INC. Adopted August 8, 2005

ARTICLE I OFFICES

1.1.	Registered Office. The Registered Office of the Corporation shall be in the City of Albany, State of New York.

1.2.	Other Offices. The Corporation may also have offices at such other places both within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II FISCAL YEAR

2.1.	Fiscal Year. The fiscal year of the Corporation shall be such period as the Board of Directors may designate from time to time.

ARTICLE III STOCKHOLDERS

3.1.	Annual Meeting. The annual meeting of the stockholders for the election of Directors, and for the transaction of any other proper business, shall be held on such date after the annual financial statements of the Corporation have been prepared as shall be determined by the Board of Directors from time to time. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting. In the event that the annual meeting is not held on the date designated therefor in accordance with this Section 3.1, the Directors shall cause the annual meeting to be held as soon after that date as convenient.

3.2.	Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or the President of the Corporation, and shall be called by the Chairman of the Board or President at the request in writing of a majority of the Board of Directors. Calls for special meetings shall specify the purpose or purposes of the proposed meeting, and no business shall be considered at any such meeting other than that specified in the call therefor.

3.3.	Place of Meetings All meetings of the stockholders shall be held at such place, either within or without the State of New York, as shall be designated in the notice of such meeting.

3.4.	Notice of Meetings and Adjourned Meetings Written notice of any meeting of stockholders stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

3.5.	Stockholders’ List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

3.6.	Quorum. At any meeting of the stockholders, except as otherwise provided by the Business Corporation Law of New York, a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided that no action required by the Certificate of Incorporation or these Bylaws to be authorized or taken by a designated proportion of shares may be authorized or taken by a lesser proportion; provided, further that where a separate vote by a class or classes of shares is required by law, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote. If such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.

3.7.	Voting. In all matters other than the election of Directors and other than any matters upon which by express provision of the Certificate of Incorporation or of these Bylaws a different vote is required, the vote of a majority of the shares entitled to vote on the subject matter and present in person or represented by proxy at the meeting shall be the act of the stockholders.

Directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of Directors and present in person or represented by proxy at the meeting. Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one vote for each share of capital stock held by such stockholder.

3.8.	Proxies. Each stockholder entitled to vote at a meeting of the stockholders, or to express consent or dissent to corporate action without a meeting, may authorize another person or persons to act for him by proxy. No such proxy shall be voted or acted upon after one (1) year from its date, unless the proxy provides for a longer period.

3.9.	Action of Stockholders without a Meeting. Any action required or permitted to be taken, whether by any provision of the Business Corporation Law of New York or of the Certificate of Incorporation, at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation, at its registered office or its principal place of business, or to an officer or agent of the Corporation having custody of the stockholders’ minute book of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered in the manner provided above to the Corporation, written consents signed by a sufficient number of stockholders to take the action are delivered in the manner provided above to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE IV

BOARD OF DIRECTORS

4.1.	General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as may be otherwise provided in the Business Corporation Law of New York or in the Certificate of Incorporation.

4.2.	Number of Directors. The number of Directors which shall constitute the whole Board shall be not less than one, and the number of Directors elected at any meeting of stockholders shall be deemed to be the number of Directors constituting the whole Board unless otherwise fixed by resolution adopted at such meeting. Directors may, but need not, be stockholders.

4.3.	Election of Directors. The Directors shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. At any meeting of stockholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election, and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

4.4.	Removal; Vacancies. Any Director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote in the election of Directors. The vacancy or vacancies in the Board of Directors caused by any such removal may be filled by the stockholders, or if not so filled, by a majority of the Board of Directors remaining in office (although less than a quorum) or by the sole remaining Director.

4.5.	Resignation; Vacancies. Any Director may resign at any time upon written notice to the Corporation. A resignation from the Board of Directors shall be deemed to take effect immediately upon receipt of such notice or at such other time as the Director may specify in such notice. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If a Director dies, a majority of the Directors remaining in office (although less than a quorum), or the sole remaining Director, shall have the power to fill such vacancy. Each Director so chosen to fill a vacancy shall hold office until the next election of Directors, and until his successor shall be elected and qualified, or until his earlier resignation or removal.

4.6.	Annual Meeting. Immediately following each annual meeting of stockholders for the election of Directors, the Board of Directors may meet for the purpose of organization, the election of officers, and the transaction of other business at the place where the annual meeting of stockholders for the election of Directors is held. Notice of such meeting need not be given.

Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all of the Directors.

4.7.	Regular Meetings. Regular meetings of the Board of Directors may be held at such places (within or without the State of New York) and at such times as the Board shall determine by resolution. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

4.8.	Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by any two of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram or cablegram so addressed, or shall be delivered personally or by telephone or telecopy, at least twenty-four (24) hours before the time the meeting is to be held. Each such notice shall state the time and place (within or without the State of New York) of the meeting but need not state the purposes thereof, except as otherwise required by the Business Corporation Law of New York or by these Bylaws.

4.9.	Quorum; Voting; Adjournment. Except as otherwise provided by the Certificate of Incorporation or by these Bylaws, a majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the Director or Directors present at any meeting may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

4.10.	Telephone Communications. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting.

4.11.	Action of Directors without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and such written consent or consents are filed with the minutes of proceedings of the Board or such committee.

4.12.	Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board or of any committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries, or affiliated corporations in any capacity, and receiving compensation therefor.

4.13.	Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to the limitations set forth in the Business Corporation Law of New York, as amended from time to time (or of any successor thereto, however denominated), any such committee, to the extent provided in the Board resolution, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE V NOTICES

5.1.	Notices. Whenever, under the provisions of the Business Corporation Law of New York, or of the Certificate of Incorporation, or these Bylaws, notice is required to be given to any Director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation or at his residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram or cablegram, and such notice shall be deemed to be given when the same shall be filed, or in person or by telephone or telecopy, and such notice shall be deemed to be given when the same shall be delivered.

5.2.	Waiver of Notice. Whenever any notice is required to be given under any provision of the Business Corporation Law of New York, or of the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, should be deemed equivalent to notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI OFFICERS

6.1.	Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer and, if the Board of Directors shall so determine, or as may be deemed necessary by the Board from time to time, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents and other officers and assistant officers. Any number of offices may be held by the same person.

6.2.	Election of Officers. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office at the pleasure of the Board of Directors until his successor has been elected or until his earlier resignation or removal.

6.3.	Resignation. Any officer may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect immediately upon receipt of such notice or at such other time specified in such notice. Unless otherwise specified in such notice, the acceptance of such resignation by the Corporation shall not be necessary to make it effective.

6.4.	Removal. Any officer may be removed at any time, either with or without cause, by action of the Board of Directors.

6.5.	Vacancies A vacancy in any office because of death, resignation, removal or any otherwise shall be filled by the Board of Directors.

6.6.	Powers and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer the authority to appoint and remove subordinate officers and to prescribe their authority and duties.

6.7.	Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or, if delegated by the Board, by the President or Chairman of the Board.

Any such decision by the President or Chairman of the Board shall be final unless expressly overruled or modified by action of the Board of Directors, in which event such action of the Board of Directors shall be conclusive of the matter. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of Director, or from serving any of its stockholders, subsidiaries, or affiliated corporations in any capacity, and receiving a proper compensation therefor.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

7.1.	Indemnification. The Corporation shall indemnify any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the Business Corporation Law of New York, as amended from time to time (or by any successor thereto, however denominated). The Corporation may, if the Board of Directors should determine to do so by resolution adopted by a majority of the whole Board, indemnify any person who is or was an employee or agent (other than a Director or officer) of the Corporation, or is or was serving at the request of the Corporation as an employee or agent (other than a director or officer) of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the Business Corporation Law of New York. This Section 7.1 shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any New York corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or any right of any individual to indemnification.

7.2.	Insurance for Indemnification. The Corporation may purchase and maintain insurance for protection of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the Business Corporation Law of New York, as amended from time to time (or by any successor thereto, however denominated).

ARTICLE VIII LOANS, CHECKS, DEPOSITS, ETC.

8.1.	General. All checks, drafts, bills of exchange or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances.

8.2.	Loans and Evidences of Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation, or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed, and delivered, as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

8.3.	Banking. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may authorize. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the Board of Directors.

8.4.	Securities Held By the Corporation. Unless otherwise provided by resolution adopted by the Board of Directors, the President or the Chairman of the Board may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights to vote or consent which the Corporation may have as the holder of stock or other securities in any other corporation; and the President or Chairman of the Board may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the President and Chairman of the Board may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal (if any), or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

ARTICLE IX SHARES AND THEIR TRANSFER

9.1.	Share Certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the President, a Vice-President, or the Chairman of the Board and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

9.2.	Lost, Stolen or Destroyed Certificates The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

9.3.	Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

9.4.	Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors. In the case of (A) a meeting, such record date also shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (B) a consent or dissent to corporate action in writing without a meeting, such record date also shall not be more than ten (10) days after the date upon which such resolution is adopted by the Board of Directors; or (C) the payment of any dividend or other distribution, allotment of any rights, exercise of any rights in respect of any change, conversion or exchange of stock or any other lawful action, such record date also shall not be more than sixty (60) days prior to such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however that the Board of Directors may fix a new record date for the adjourned meeting.

9.5.	Protection of Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

ARTICLE X CORPORATE SEAL

10.1.	The Corporation may adopt a corporate seal, which, if adopted, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XI SECTION HEADINGS

11.1.	The headings contained in these Bylaws are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of these Bylaws.

ARTICLE XII AMENDMENTS

12.1.	These Bylaws may be amended or repealed at any meeting of the stockholders or by the Board of Directors.

CARTOON ACQUISITION, INC.

Form 8-K Current Report for the period ended April 10, 2006 Exhibit 99.1

     Certification of Accuracy for Information by Subsidiary

in

Cartoon Acquisition, Inc. Form 8-K Current Report

(NON-SEC) CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER of RESIDENTIAL INCOME PROPERTIES, INC., a New York corporation

Certification as to the Information and Representations by Residential Income Properties, Inc. in the Form 8-K Current Report for the period ended April 10, 2006 filed by Cartoon Acquisition, Inc.

State of New York

ss.

County of Wyoming

I, the undersigned, acting as the duly elected President, Secretary, and Treasurer of Residential Income Properties, Inc., a New York corporation (the "Subsidiary"), hereby certify that I reasonably believe the information provided by the Subsidiary and the representations made by the Subsidiary in the Form 8-K Current Report of Cartoon Acquisition, Inc., a United States corporation, for the period ended April 10, 2006 is true, complete, and correct in every material respect, as of April 10, 2006.

IN WITNESS WHEREOF, I have hereunto set my hand this tenth day of April 2006.

By Order of the Board of Directors: RESIDENTIAL INCOME PROPERTIES, INC., a New York corporation

Exhibit 99.1

(Non-SEC) Certification as to Subsidiary's Representations and Information